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                                                           EXECUTION COPY
                                                           Document No. 34(1)
                                                           Series 1990B, Lot 1


                       MINNESOTA AGRICULTURAL AND ECONOMIC
                                DEVELOPMENT BOARD

                                       AND

                              MAY PRINTING COMPANY



                        --------------------------------

                                 LOAN AGREEMENT

                        --------------------------------








Relating to:   Minnesota Energy and Economic Development
               Authority's* Minnesota Small Business
               Development Loan Program.







- -------------------------
*The Minnesota Agricultural and Economic Development Board is the statutory successor to the Minnesota Energy and Economic Development Authority.

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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS

Section 1.1.        Definitions. . . . . . . . . . . . . . . . . . . . . . .   4

                                   ARTICLE II
                          REPRESENTATIONS AND COVENANTS

Section 2.1.        Representations and Covenants of the Authority . . . . .  18
Section 2.2.        Representations and Covenants of the Borrower. . . . . .  19
Section 2.3.        Covenant with Bondholders. . . . . . . . . . . . . . . .  25
Section 2.4.        General Guaranty Fund Right of Reimbursement . . . . . .  25
Section 2.5.        Authority Right of Reimbursement . . . . . . . . . . . .  26

                                   ARTICLE III
                 AGREEMENT TO ISSUE SINGLE LOT BONDS AND TO LOAN
          PROCEEDS THEREOF; BORROWER'S CONTRIBUTION TO COSTS OF PROJECT

Section 3.1.        Issuance of Single Lot Bonds; Deposit of
                    Bond Proceeds. . . . . . . . . . . . . . . . . . . . . .  27
Section 3.2.        Agreement to Make-Loan . . . . . . . . . . . . . . . . .  27
Section 3.3.        Need For Borrower's Contribution to Costs
                    of Project . . . . . . . . . . . . . . . . . . . . . . .  27

                                   ARTICLE IV
                           DEVELOPMENT OF THE PROJECT;
                  APPLICATION OF MONEYS IN CONSTRUCTION ACCOUNT

Section 4.1.        Prior Acquisition of Land. . . . . . . . . . . . . . . .  30
Section 4.2.        Acquisition, Construction and Installation
                    of the Project . . . . . . . . . . . . . . . . . . . . .  30
Section 4.3.        Application of Moneys in Construction Account. . . . . .  31
Section 4.4.        Certificate of Completion. . . . . . . . . . . . . . . .  35
Section 4.5.        Completion by Borrower . . . . . . . . . . . . . . . . .  36
Section 4.6.        Title Insurance. . . . . . . . . . . . . . . . . . . . .  36
Section 4.7.        Remedies to be Pursued Against Contractors
                    and Subcontractors and their Sureties. . . . . . . . . .  37
Section 4.8.        Application of Net Proceeds. . . . . . . . . . . . . . .  37
Section 4.9.        Application of Other Payments. . . . . . . . . . . . . .  37

                                    ARTICLE V
                     REPAYMENT PROVISIONS; SECURITY CLAUSES

Section 5.1.        Repayment of Loan. . . . . . . . . . . . . . . . . . . .  38
Section 5.2.        Other Amounts Payable. . . . . . . . . . . . . . . . . .  39
Section 5.3.        Obligations of Borrower Hereunder
                    Unconditional. . . . . . . . . . . . . . . . . . . . . .  41

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Section 5.4.        Security Clauses . . . . . . . . . . . . . . . . . . . .  41
Section 5.5.        Investment of Funds and Accounts; Consent
                    to Elections . . . . . . . . . . . . . . . . . . . . . .  42

                                   ARTICLE IV
                 MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

Section 6.1.        Maintenance of Property by Borrower. . . . . . . . . . .  43
Section 6.2.        Installation of Additional Equipment . . . . . . . . . .  43
Section 6.3.        Taxes, Assessments and Utility Charges . . . . . . . . .  43
Section 6.4.        Insurance Required . . . . . . . . . . . . . . . . . . .  44
Section 6.5.        Additional Provisions Respecting Insurance . . . . . . .  45
Section 6.6.        Application of Net Proceeds of Insurance . . . . . . . .  45
Section 6.7.        Right of Authority to Pay Taxes, Insurance
                    Premiums and Other Charges . . . . . . . . . . . . . . .  46

                                   ARTICLE VII
                      DAMAGE, DESTRUCTION AND CONDEMNATION

Section 7.1.        Damage or Destruction. . . . . . . . . . . . . . . . . .  47
Section 7.2.        Condemnation . . . . . . . . . . . . . . . . . . . . . .  49
Section 7.3.        Condemnation of or Damage to Borrower-Owned
                    Property Other Than Security Property. . . . . . . . . .  51

                                  ARTICLE VIII
                                SPECIAL COVENANTS

Section 8.1.        Qualification in the State . . . . . . . . . . . . . . .  52
Section 8.2.        Hold Harmless Provisions . . . . . . . . . . . . . . . .  52
Section 8.3.        Borrower to Maintain its Existence;
                    Conditions Under Which Exceptions Permitted. . . . . . .  52
Section 8.4.        Agreement to Provide Information . . . . . . . . . . . .  53
Section 8.5.        Books of Record and Account; Financial
                    Statements . . . . . . . . . . . . . . . . . . . . . . .  54
Section 8.6.        Capital Expenditures Borrower to File
                    Statements With Internal Revenue Service . . . . . . . .  54
Section 8.7.        Assurance as to Tax-Exemption. . . . . . . . . . . . . .  55
Section 8.8.        Certificate of No Default. . . . . . . . . . . . . . . .  55
Section 8.9.        Notice of Default. . . . . . . . . . . . . . . . . . . .  55
Section 8.10.       Assignment and Leasing . . . . . . . . . . . . . . . . .  55
Section 8.11.       Right to Inspect the Project and Security
                    Property . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 8.12.       Compliance With Orders, Ordinances, etc. . . . . . . . .  57
Section 8.13.       Liens and Encumbrances . . . . . . . . . . . . . . . . .  57
Section 8.14.       Identification of Equipment. . . . . . . . . . . . . . .  58
Section 8.15.       Relocation of the Equipment. . . . . . . . . . . . . . .  58
Section 8.16.       Depreciation Deductions and Investment Tax
                    Credit . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 8.17.       Mortgage Covenants . . . . . . . . . . . . . . . . . . .  58
Section 8.18.       Covenant Against Discrimination. . . . . . . . . . . . .  59
Section 8.19.       Employment Records . . . . . . . . . . . . . . . . . . .  59
Section 8.20.       Certain Financial Covenants. . . . . . . . . . . . . . .  59

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Section 8.21.       Covenant Against Loans, Dividends, etc.. . . . . . . . .  60
Section 8.22.       Covenant Against Redemption of Stock . . . . . . . . . .  61
Section 8.23.       Covenant Against Unreasonable Compensation . . . . . . .  61
Section 8.24.       Amendment of Interim Loan Documents. . . . . . . . . . .  61
Section 8.25.       Vacant Positions . . . . . . . . . . . . . . . . . . . .  61

                                   ARTICLE IX
                           PLEDGE OF CERTAIN INTERESTS

Section 9.1.        Pledge of Certain Interests to Bondholders . . . . . . .  62

                                    ARTICLE X
                         EVENTS OF DEFAULT AND REMEDIES

Section 10.1.       Events of Default Defined. . . . . . . . . . . . . . . .  63
Section 10.2.       Remedies on Default. . . . . . . . . . . . . . . . . . .  65
Section 10.3.       Remedies Cumulative. . . . . . . . . . . . . . . . . . .  66
Section 10.4.       Agreement to Pay Attorneys' Fees and Expenses. . . . . .  66
Section 10.5.       No Additional Waiver Implied by One Waiver . . . . . . .  67

                                   ARTICLE XI
                         EARLY TERMINATION OF AGREEMENT;
                               PREPAYMENT OF LOAN

Section 11.1.       Early Termination of Agreement . . . . . . . . . . . . .  68
Section 11.2.       Conditions to Early Termination of Agreement . . . . . .  68
Section 11.3.       Discharge of Lien. . . . . . . . . . . . . . . . . . . .  69
Section 11.4.       Prepayment of Loan in Part . . . . . . . . . . . . . . .  69
Section 11.5.       Refunding Consent. . . . . . . . . . . . . . . . . . . .  70

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.1.       Notices. . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 12.2.       Binding Effect . . . . . . . . . . . . . . . . . . . . .  71
Section 12.3.       Severability . . . . . . . . . . . . . . . . . . . . . .  71
Section 12.4.       Amendments, Changes and Modifications. . . . . . . . . .  71
Section 12.5.       Data Privacy Disclosure. . . . . . . . . . . . . . . . .  72
Section 12.6.       Execution of Counterparts. . . . . . . . . . . . . . . .  72
Section 12.7.       Applicable Law . . . . . . . . . . . . . . . . . . . . .  72
Section 12.8.       Recording and Filing . . . . . . . . . . . . . . . . . .  72
Section 12.9.       Survival of Obligations. . . . . . . . . . . . . . . . .  73
Section 12.10.      Table of Contents and Section Headings
                    Not Controlling. . . . . . . . . . . . . . . . . . . . .  73
Section 12.11.      Limited Liability. . . . . . . . . . . . . . . . . . . .  73

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        THIS LOAN AGREEMENT, dated as of July 1, 1990 (the "Agreement"), is by and between the Minnesota Agricultural and Economic Development Board (as statutory successor to the Minnesota Energy and Economic Development Authority), constituted as an authority to act on behalf of the State of Minnesota and created and existing by virtue of the laws of the State (together with any legal successor thereto, herein referred to as the "Authority"), and MAY PRINTING COMPANY a business corporation duly organized and existing under the laws of the State of Minnesota having its principal corporate office at St. Cloud, Minnesota and authorized to do business in the State of Minnesota (the "Borrower").


                               W I T N E S E T H :

        WHEREAS, the Authority (as the legal successor of the Minnesota Small Business Finance Agency) was created by the Laws of 1980, Chapter 547, as amended and supplemented and MINNESOTA STATUTES, 1986 Chapter 116M and presently set forth in MINNESOTA STATUTES, Chapter 41A (the "Act"), to act on behalf of the State of Minnesota (the "State") within the scope of powers granted to it in the Act to implement loan programs and to provide financial assistance under the economic development fund created under MINNESOTA STATUTES 1986, Section 116M.06 of the Act (the "Economic Development Fund") by which the Authority, alone or in cooperation with cities, towns, counties and private or public lenders, may provide adequate funds or incentives to financing such as guarantees or insurance with respect thereto on sufficiently favorable terms to assist and encourage the establishment, maintenance and growth of businesses and eligible small businesses and employment opportunities in the State and to reduce to a manageable level the cost of the control of pollution and disposal of waste resulting from the operation of businesses and eligible small businesses; and

        WHEREAS, to provide financial assistance to businesses and eligible small businesses to encourage their establishment, maintenance and growth and to reduce the cost of the control of pollution and disposal of waste resulting from the operation of businesses and eligible small businesses, the Authority has established its Minnesota Small Business Development Loan Program (the "Program"); and

        WHEREAS, in accordance with the Program, the Authority on September 26, 1984 adopted its Minnesota Small Business Development Loan Program Revenue Bonds General Bond Resolution, as supplemented and amended (the "General Bond Resolution"), pursuant to which General Bond Resolution (and lot resolutions to be adopted from time to time by the Authority as supplemented Resolutions thereto), the Authority intends to issue revenue bonds (the "Bonds"), and to loan the proceeds thereof to "businesses" or "eligible small businesses" within the meaning of the Act to finance capital facilities, as described within

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MINNESOTA STATUTES 1986, Section 116M.03, Subd. 11 or Subd. 19 of the Act and
"pollution control facilities" as described within MINNESOTA STATUTES 1986,
Section 116M.03, Subd. 14 of the Act, for use by them in connection with their business operations (such "businesses" and "eligible small businesses" collectively referred to herein as "Businesses"); and

        WHEREAS, such Bonds, as provided in the General Bond Resolution, shall be special obligations of the Authority, the principal or redemption price, if any, of and interest on which are payable solely from and secured solely by the revenues, funds and other property or assets of the Authority described in the General Bond Resolution (and the lot resolutions) and pledged therefor; and

        WHEREAS, it is the further purpose of the Authority with respect to its Program to provide additional financial assistance to the Businesses participating therein by creating an account within the Economic Development Fund to be known as the "General Guaranty Fund", transferring certain moneys from the Economic Development Fund and from other sources to the General Guaranty Fund and pledging and allocating the moneys on deposit in the General Guaranty Fund to guarantee the payment of debt service payments and certain mandatory prepayments payable on or with respect to the Bonds; and

        WHEREAS, pursuant to a resolution adopted by the Authority on September 26, 1984 (the "General Guaranty Fund Resolution"), the Authority created and established the General Guaranty Fund as an account within and of the Economic Development Fund and pursuant to a General Guaranty Fund Pledge and Escrow Agreement, dated as of September 26, 1984 (the "General Guaranty Fund Pledge and Escrow Agreement") by and between the Authority and First National Bank of Minneapolis, as escrow holder (together with First Bank National Association and its successors, the "Escrow Holder") the Authority provided for the holding, investment, application, disposition of and use of moneys in the General Guaranty Fund and various other matters related thereto with respect to the governance of the General Guaranty Fund; and

        WHEREAS, the Borrower has applied to the Authority for assistance under the Program in connection with the financing of a project to consist of the acquisition, construction, improvement and equipping of a new manufacturing building located in the City of St. Cloud, Stearns County, Minnesota, for use in the manufacture of printed products (the "Project"); and

        WHEREAS, by a resolution adopted by the Authority on April 5, 1990, the Authority has found that the Borrower is an "eligible small business" under the Act and that the Project qualifies for financial assistance under the Act and has

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determined to provide such financial assistance by the inclusion of the Project in the Program; and

        WHEREAS, to implement this determination the Authority proposes (i) to issue a lot of bonds within a series issued under the General Bond Resolution and its Single Lot Resolution and (ii) to loan the proceeds of the sale of the said Bonds to the Borrower to finance a portion of the cost of the Project, upon the terms and conditions hereinafter set forth in this Agreement;

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto hereby formally covenant, agree and bind themselves as follows, to-wit:

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                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1. DEFINITIONS. Capitalized terms used herein but not defined herein shall have the meaning given thereto in the General Bond Resolution unless the context or use indicates another or different meaning or intent. The following words and terms as used in the Loan Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent:

     "ACCOUNTANT" means a firm of independent public accountants of recognized standing, selected by the Borrower.

     "ACT" means the act of the legislature of the State enacted as Chapter 547 of the Laws of Minnesota for 1980, as amended and supplemented from time to time, known as the "Minnesota Energy and Economic Development Authority Act" and set forth in MINNESOTA STATUTES 1986, Chapter 116M (notwithstanding the repeal thereof and MINNESOTA STATUTES, Chapter 41A).

     "AGREEMENT" means this Loan Agreement, dated as of July 1, 1990, by and between the Authority and the Borrower, as the same may be amended from time to time.

     "APPRAISED VALUE" means the value established by an independent appraiser acceptable to the Authority.

     "AUTHORITY" means the Minnesota Agricultural and Economic Development Board, constituted as an authority to act an behalf of the State within the scope of the powers granted to it in the Act and created by the Act, or any successor thereto, and constituting the legal successor of the Minnesota Energy and Economic Development Authority and the Minnesota Small Business Finance Agency.

     "AUTHORITY RESOLUTION" means the General Bond Resolution and the Single Lot Resolution.

     "AUTHORIZED REPRESENTATIVE" means, in the case of the Authority, the Chair, Administrator or Executive Director of the Authority; in the case of the Borrower, its Chairman of the Board, President or any vice president or its Chief Financial Officer or its Treasurer; and, in the case of both, such additional persons as, at the time, are designated to act in behalf of the Authority or Borrower, as the case may be, by written certificate furnished to the Trustee and the Authority or Borrower, as the case may be, containing the specimen signature of each such person and signed on behalf of (i) the Authority by the Chair, Administrator or Executive Director of the Authority, and (ii) the Borrower by the Chairman of the Board, President or

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any vice president or its Chief Financial Officer or the Treasurer of the
Borrower.

     "BONDS" means any of the Authority's Minnesota Small Business Development Loan Program Bonds issued from time to time under the General Bond Resolution and then outstanding.

     "BOND COUNSEL" means Lindquist & Vennum, Minneapolis, Minnesota, or any attorney or firm of attorneys of recognized standing in the field of municipal law, duly admitted to the practice of law before the highest court of any state of the United States of America, appointed from time to time by the Attorney General of the State with respect to the Authority.

     "BOND PAYMENT DATE" means each date on which interest or both a Principal Installment and interest shall be payable on the Single Lot Bonds in accordance with its terms.

     "BOND PROCEEDS" means the amount, including accrued interest, if any, received by the Authority as the purchase price of the Single Lot Bonds, and deposited by the Trustee in accordance with the provisions of the Authority Resolution into certain funds and accounts created thereunder.

     "BOND RATE" means, as of any date of calculation and with respect to any period, the highest rate of interest payable on any of the Single Lot Bonds in accordance with its terms, determined as of such date with respect to such period (including any fluctuations of rate, if any).

     "BOND YEAR" means, for the Single Lot Bonds, the 12-month period beginning on August 1 of any year and ending on July 31 of the succeeding year; provided, however, that the initial Bond Year shall begin on the date in which such Bonds are delivered and ending on the next succeeding July 31.

     "BONDHOLDER" or "HOLDER" or "HOLDERS OF BONDS" or similar term, when used with respect to a Bond or Bonds, means any person who shall be the registered owner of any outstanding Bond registered as to both principal and interest in accordance with the provisions of the General Bond Resolution.

     "BORROWER" means (i) May Printing Company, a corporation duly organized and existing under the laws of the State of Minnesota, and its successors and assigns and (ii) any surviving, resulting or transferee corporation as provided in Section 8.3 hereof.

     "BUILDINGS" means all those buildings, improvements, structures or renovations to existing buildings, improvements or structures and other related facilities (i) affixed or attached, or to be affixed or attached, to the Land,
(ii) financed with the

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proceeds of the Single Lot Bonds or of any payment by the Borrower pursuant to
Section 3.3 or Section 4.5 hereof, and (iii) not part of the Equipment, all as they may exist from time to time.

     "BUSINESS LOAN RESERVE ACCOUNT" means the Account so designated which is created and established by Section 4.01 of the Single Lot Resolution pursuant to the General Bond Resolution.

     "BUSINESS LOAN RESERVE ACCOUNT REQUIREMENT" means, as of any date of calculation, with respect to the Single Lot Bonds that sum which is equal to the lesser of ten percent of the original aggregate principal amount of the Single Lot Bonds or the maximum aggregate payments of principal and interest for any Bond Year over the period from the date of calculation to (and including) the final maturity date of such Single Lot Bonds.

     "CAPITALIZED LEASE OBLIGATIONS" means all lease obligations which have been or should be, in accordance with generally accepted accounting principles, capitalized on the books of the lessee.

     "CLOSING DATE" means the date of sale and delivery of the Single Lot Bonds.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations, proposed, temporary or final, of the Department of the Treasury promulgated under the Prior Code or under the Code from time to time.

     "COMPLETION DATE" means the date of completion of the acquisition, construction and installation of the Project, as certified to pursuant to
Section 4.4 of this Agreement.

     "CONDEMNATION" means the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any governmental entity or other Person acting under governmental authority.

     "CONSTRUCTION ACCOUNT" means the Account so designated which is created and established by Section 4.01 of the Single Lot Resolution, pursuant to the General Bond Resolution.

     "CONSTRUCTION PERIOD" means, with respect to the Project, the period (a) beginning on the earlier of (i) the date of commencement of acquisition or construction of such Project, or (ii) the Closing Date with respect to the Single Lot Bonds, and (b) ending on the Completion Date with respect to such Project.

     "COST OF ISSUANCE" means all items of expense payable or reimbursable directly or indirectly by the Authority and related

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to the authorization, sale and issuance of Bonds, which items of expense shall include but not be limited to printing costs, costs of reproducing documents, filing and recording fees, initial fees and charges of any fiduciary appointed under the General Bond Resolution, initial letter of credit fees, surety obligation fees or other similar fees, municipal bond insurance premiums or the cost of providing any other credit enhancement, legal fees and charges, professional consultants' fees, costs of credit ratings, fees and charges for execution, transportation and safekeeping of Bonds, underwriter discount or placement fees, costs and expenses of refunding and other costs, charges and fees in connection with the original issuance of Bonds.

     "COST OF THE PROJECT" means all those items of cost and expenses enumerated in Section 4.3(a) hereof.

     "DEBT SERVICE PAYMENT" means, with respect to any Bond Payment Date,
(i) the interest payable on the Single Lot Bonds on such Bond Payment Date, plus
(ii) the principal, if any, payable on the Single Lot Bonds on such Bond Payment Date, plus (iii) the premium, if any, payable on the Single Lot Bonds on such Bond Payment Date.

     "DETERMINATION OF TAXABILITY" means the final administrative determination or judicial decision that the interest on any of the Single Lot Bonds is (or was), for purposes of Federal income taxation includable, for any reason other than a determination that interest received by a particular taxpayer constitutes an item of tax preference for the purpose of calculating an alternative minimum tax or some similar tax, in gross income of the holder thereof (other than a Substantial User of the Project or a Related Person). Such an administrative determination shall not be deemed to be final for the purposes hereof until the expiration of all periods for judicial review or appeal, as the case may be.

     "EQUIPMENT" means all machinery, equipment and other personal property which (i) is used in connection with the Project or the Land and (ii) is (or will be) acquired with the proceeds of the Series 1985 Bonds or the Single Lot Bonds or of any payment by the Borrower pursuant to Section 3.3 or Section 4.5 hereof (which property is described generally in Exhibit B annexed to this Agreement) with such replacements and substitutions therefor as may exist from time to time in accordance with the provisions of this Agreement.

     "EQUIPPING PORTION OF THE PROJECT" means that portion of the Project involving the acquisition and installation of the new equipment described on Exhibit B hereto.

     "ESCROW HOLDER" means First Bank National Association (formerly First National Bank of Minneapolis) appointed as the

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escrow holder under the General Guaranty Fund Pledge and Escrow Agreement, and
its successor and successors, and any other corporation or association which may at any time be substituted in its place as Escrow Agent pursuant to the General Guaranty Fund Pledge and Escrow Agreement.

     "FACILITY" means all of the Buildings now or hereafter existing on the Land and all Equipment used in connection therewith, including the Project and the Series 1985 Project, with such additions thereto and substitutions therefor as may exist from time to time in accordance with the provisions of this Agreement and the Series 1985 Agreement.

     "FUNDED INDEBTEDNESS" means, for any Person, all Indebtedness which matures by its terms more than one year from the Closing Date or matures within one year from such date but is unconditionally renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year from such date or, if created after the Closing Date, matures by its terms more than one year from the date of creation.

     "GENERAL BOND RESOLUTION" means the Minnesota Small Business Development Loan Program Revenue Bonds, General Bond Resolution adopted by the Authority on September 26, 1984, as the same may be amended or supplemented from time to time by any supplemental resolution thereunder.

     "GENERAL GUARANTY FUND" means that account of the Economic Development Fund that has been created by the Authority in accordance with the Act pursuant to the General Guaranty Fund Resolution of the Authority and is governed by the provisions of the General Guaranty Fund Pledge and Escrow Agreement.

     "GENERAL GUARANTY FUND PAYMENTS" means any payments made by the Escrow Holder to the Trustee for deposit in accordance with the provisions of the General Bond Resolution to discharge the guaranty obligation of the General Guaranty Fund with respect to the debt service payments on or the prepayment of the Bonds that correspond to unpaid payments of principal and interest then due on the loans to businesses or exempt small businesses financed by such Bonds, whether due upon scheduled payment dates or upon acceleration prior to the occurrence of such scheduled payment dates.

     "GENERAL GUARANTY FUND PLEDGE AND ESCROW AGREEMENT" means that escrow agreement dated as of September 26, 1984, by and between the Authority and the Escrow Holder, pursuant to which the Authority has provided for the holding, investment and

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application, disposition and use of the moneys transferred by the Authority into the General Guaranty Fund from the Economic Development Fund and from other sources, and pursuant to which the Authority has provided for such other matters as may be provided for with respect to the General Guaranty Fund and the moneys transferred thereto, all in accordance with the Act.

     "GENERAL GUARANTY FUND REIMBURSEMENT AMOUNT" means, as of any date of calculation, with respect to any Lot of Bonds, an amount equal to the aggregate of all of the General Guaranty Fund Payments paid from the General Guaranty Fund to discharge the guarantee obligation of the General Guaranty Fund with respect to said Bonds less those sums that have been applied, or are then available under the provisions of the General Bond Resolution to be applied, to reimburse the General Guaranty Fund for the aggregate of all such General Guaranty Fund Payments, plus, with respect to such unpaid General Guaranty Fund Payments, such additional amounts equal to the sum of interest accruing on the amount of such unpaid General Guaranty Fund Payments at the interest rate borne by said Bonds for any period during which such General Guaranty Fund Payments are unpaid.

     "GENERAL GUARANTY FUND RESOLUTION" means that certain Resolution No. 84-205 of the Authority adopted by the Authority on September 26, 1984, pursuant to which the Authority created the General Guaranty Fund as an account of the Economic Development Fund.

     "GUARANTORS" mean, collectively, as of any specific date, the persons who are then parties to the Guaranty, which persons, as of the date hereof are
J. Scott May, Mary Kay May, Thomas L. May and Susan Therese May and any substitute guarantors accepted by the Authority pursuant to the provisions of the Guaranty and their respective heirs, administrators, executors, successors and assigns.

     "GUARANTY" means the agreement by the Guarantors in favor of the Authority, dated as of the date of this Agreement, by which the Guarantors jointly and severally guarantee to the Authority the full and prompt payment, when due, of all amounts payable by the Borrower under this Agreement and the Note when and as the same become due, whether by any acceleration or otherwise and the performance obligations of the Borrower thereunder.

     "HOLDING ACCOUNT" means the Account so designated which is created and established by Section 4.01 of the Single Lot Resolution, pursuant to the General Bond Resolution.

     "INDEBTEDNESS" means, for any Person, (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services

(but not including current accounts payable) (ii) all indebtedness or other obligations of any other person for borrowed money or for the deferred purchase price of property or services the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other persons, or otherwise to assure a creditor against loss,
(iii) all indebtedness or other obligations of any other person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations and (iv) Capitalized Lease Obligations of such Person.

     "INDEMNIFIED PARTIES" means the Authority and its members, officers, employees and agents and the Department of Trade and Economic Development and its Commissioner, employees and agents.

     "INDEPENDENT COUNSEL" means an attorney or attorneys or firm or firms of attorneys duly admitted to practice law before the highest court of any state of the United States of America or in the District of Columbia and not a full time employee of the Authority, the Borrower or the Trustee.

     "INTERIM LENDER" means First American National Bank of St. Cloud.

     "INTERIM LOAN" means the loan made to the Borrower by the Interim Lender in the amount not in excess of $2,750,000 to finance, on an interim basis, the acquisition and construction of the Project.

     "INTERIM LOAN DOCUMENTS" means the following documents executed by and between the Borrower and the Interim Lender with respect to the Interim Loan:

          a) Real Estate Construction Note dated July 16, 1990 in the original principal amount of the Interim Loan;

          b)   Construction Loan Agreement dated July 16, 1990;

          c)   Security Agreement dated July 16, 1990; and

          d)   Interim Mortgage.

     "INTERIM MORTGAGE" means the Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents, dated July 16, 1990.

     "LAND" means the real estate described in Exhibit A attached hereto on which is located or is to be located the Buildings and the Equipment, with such additions thereto and substitutions therefor as may exist from time to time in accordance with the provisions of this Agreement.

     "LIEN" means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a Uniform Commercial Code security interest, lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's, carriers' and other similar encumbrances, affecting real property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "LOAN" means the loan made by the Authority to the Borrower pursuant to
Section 3.2 of this Agreement and as evidenced by the Note.

     "LOAN TERM" means the period commencing with the Closing Date and continuing until all the Single Lot Bonds and interest thereon have been paid in full or provision for such payment has been made pursuant to Article XI of the General Bond Resolution.

     "LOT LOAN FIDUCIARY PAYMENTS" means, for any Bond Year (or any ratable portion thereof), the reasonable fees and expenses of the Trustee (and Depositaries and Paying Agents, as defined in the General Bond Resolution) for the Bond Year in connection with duties performed by them with respect to the Single Lot Resolution, this Agreement, the Mortgage, the Guaranty, the Project and the Borrower and under the General Bond Resolution and the General Guaranty Fund Pledge and Escrow Agreement with respect to the foregoing.

     "MORTGAGE" means that mortgage, dated as of the date of this Agreement, from the Borrower, as mortgagor, to the Authority, as mortgagee, with respect to the Land.

     "NET PROCEEDS" means so much of the gross proceeds with respect to which that term is used as remain after payment of all expenses, costs and taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

     "NET WORTH" means, at any date, the Tangible Assets of a Person which would be shown, in accordance with generally accepted accounting principles, on its balance sheet, minus liabilities (other than capital stock and surplus or its equivalent but including all reserves for contingencies and other potential liabilities) which would be shown, in accordance with generally accepted accounting principles, on such balance sheet.

     "NOTE" means the promissory note of the Borrower dated as of the date of the Single Lot Bonds, evidencing the Borrower's obligations pursuant to this Agreement, substantially in the form of Appendix I hereto.

     "OFFICIAL ACTION RESOLUTION" means that resolution adopted by the Authority on April 5, 1990 with respect to the Borrower and entitled "RESOLUTION GIVING PRELIMINARY APPROVAL TO A PROJECT WITH MAY PRINTING COMPANY, A MINNESOTA CORPORATION, GIVING PRELIMINARY APPROVAL, WITH CONDITIONS, FOR THE ISSUANCE OF SMALL BUSINESS DEVELOPMENT LOAN PROGRAM REVENUE BONDS TO FINANCE THE PROJECT AND PROVIDING FOR OTHER MATTERS RELATED THERETO."

     "OPTIONAL REDEMPTION ACCOUNT" means the Account so designated which is created and established by Section 4.01 of the Single Lot Resolution, pursuant to the General Bond Resolution.

     "PERMITTED ENCUMBRANCES" means (i) Liens described in Exhibit A attached hereto, (ii) this Agreement, the Mortgage, the Authority Resolution and any security interest created thereunder, (iii) utility, access and other easements and rights of way, restrictions and exceptions that, in the opinion of the Authority and the Trustee, do not materially impair the utility or the value of the Property affected thereby for the purposes for which it is intended,
(iv) mechanics, materialmen's, warehousemen's, carriers' and other similar Liens and any other Liens to the extent permitted by Section 8.13 hereof, (v) Liens for taxes at the time not delinquent, (vi) any lease, sublease, assignment or reassignment entered into in conformity with Section 8.10 of this Agreement,
(vii) the Series 1985 Bond Documents, (viii) purchase money security interests in Property which is not Security Property hereunder and (ix) the Interim Loan Documents; provided, however, the Liens associated with the Interim Loan Documents shall be permanently discharged prior to the advance of any moneys from the Construction Account pursuant to Section 4.3 of this Agreement and from and after the date of such advance the Liens associated with the Interim Loan Documents shall no longer be "Permitted Encumbrances."

     "PERSON" means an individual, partnership, corporation, trust or unincorporated organization or a government or any agency, instrumentality, program, account, fund, political subdivision or corporation thereof.

     "PLANS AND SPECIFICATIONS" means the plans and specifications for the Project, including a schedule detailing the components of the Project and their respective costs or proposed costs, filed by the Borrower with the Trustee, as the same may be implemented and detailed from time to time and as the same may be revised from time to time in accordance with Section 4.2(b) of this Agreement. The Plans and Specifications shall include a list of all the Equipment that the Borrower will acquire with respect to the Project.

     "PLEDGE" means the pledge by the Authority of the rights and interests of the Authority in and to this Agreement, the Mortgage and the Guaranty, including all rights to receive payment thereunder, such pledge by the Authority being made pursuant to Section 1.04 of the General Bond Resolution and Section 6.01 of the Single Lot Resolution to the Bondholders for the payment of the principal or redemption price of and interest on the Bonds in accordance with their terms.

     "PRINCIPAL INSTALLMENT" means an installment of principal payable on the Single Lot Bonds, whether as the maturity date of serial or term bond or as sinking fund installments payable with respect to such Bonds.

     "PRINCIPAL USER" means any Person constituting a "principal user" within the meaning of Section 144(a) of the Code.

     "PRIOR CODE" means the Internal Revenue Code of 1954, as amended and in effect on the day prior to the enactment of the Internal Revenue Code of 1986.

     "PROGRAM" means the Authority's program of acquiring business loans under the General Bond Resolution with the proceeds of Bonds, the repayment of debt service payments and certain mandatory redemptions which are guaranteed by the General Guaranty Fund in accordance with the provisions of the General Guaranty Fund Pledge and Escrow Agreement, which program has been designated by the Authority as the "Minnesota Small Business Development Loan Program".

     "PROGRAM EXPENSE FUND" means the Fund so designated, which is created and established by Section 5.01 of the General Bond Resolution.

     "PROJECT" means the Buildings and the Equipment to be used in connection with the Land, and to be acquired, constructed and installed by the Borrower with the Bond Proceeds or any payment by the Borrower pursuant to Section 4.5 hereof, with such additions thereto and substitutions therefor as may exist from time to time in accordance with the provisions of this Agreement.

     "PROJECT MUNICIPALITY" means the City of St. Cloud, Stearns County, Minnesota within the corporate borders of which the Project is, or is to be, located.

     "PROJECT SUPERVISOR" means any title insurance company licensed to operate in the State and with offices located in the State or any architect or engineer or firm of architects or engineers qualified to practice in the State and with offices in the State, or any combination thereof, which is appointed by the Authority and satisfactory to the Trustee. Steven King may act as Project Supervisor.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "REBATE ACCOUNT" means the Account so designated which is created and established by Section 4.01 of the Single Lot Resolution, pursuant to the General Bond Resolution.

     "RECONSTRUCTION ACCOUNT" means the Account so designated which is created and established by Section 4.01 of the Single Lot Resolution, pursuant to the General Bond Resolution.

     "REDEMPTION PRICE" means, when used with respect to the Single Lot Bonds, the principal amount thereof plus the applicable premium, if any, payable upon the prior redemption thereof pursuant to the Single Lot Resolution.

     "REIMBURSEMENT ACCOUNT" means the Account so designated which is created and established by Section 4.01 of the Single Lot Resolution, pursuant to the General Bond Resolution.

     "RELATED PERSON" means any Person constituting a "related person" within the meaning of Section 144(a)(3) of the Code.

     "RESTRICTED COSTS OF ISSUANCE" means all costs incurred in connection with the authorization, issuance, sale and delivery of the Single Lot Bonds and the authorization, issuance and making of the Loan (collectively, the "Borrowing"), including in general, all costs that are treated as costs of issuance under the present Treasury Department regulations and rulings for the prior code; examples of such Restricted Costs of Issuance include (but are not limited to)--

          (1) underwriters' spread (whether realized directly or derived through purchase of the Single Lot Bonds at a discount below the price at which they are expected to be sold to the public);

          (2) counsel fees (including Bond Counsel, underwriter's counsel, Authority's counsel, Borrower's counsel, counsel to any lessee, Guarantor's counsel, Trustee's counsel, as well as any other specialized counsel fees incurred in connection with the Borrowing);

          (3)  financial advisor fees incurred in connection with the Borrowing;

          (4)  rating agency fees;

          (5)  Trustee fees incurred in connection with the Borrowing;

          (6) paying agent and certifying and authenticating agent fees related to issuance of the Single Lot Bonds;

          (7) accountant fees (e.g., account verifications in the case of advance refundings) related to issuance of the Single Lot Bonds;

          (8) printing costs (for the Single Lot Bonds and of preliminary and final offering materials);

          (9) costs incurred in connection with the required public approval process (e.g., publication costs for public notices generally and costs of the public hearing or voter referendum); and

          (10) costs of title insurance, surveys, mortgage registration taxes, and engineering and feasibility studies necessary to the issuance of the Single Lot Bonds (as opposed to such studies related to completion of the project, but not to the Borrowing).

     "REVENUE ACCOUNT" means the Account so designated which is created and established by Section 4.01 of the Single Lot Resolution, pursuant to the General Bond Resolution.

     "SECURITY PROPERTY" means all Property subject to any mortgage or security interest described in Section 5.4 of this Agreement.

     "SERIES 1985 BONDS" means the Authority's Minnesota Small Business Development Loan Program Revenue Bonds, Series 1985C, Lot 1, issued in the initial aggregate principal amount of $1,000,000 and presently outstanding in the principal amount of $730,000.

     "SERIES 1985 BOND DOCUMENTS" means the Series 1985 Bonds, Series 1985 Guaranty, Series 1985 Note, Series 1985 Loan Agreement, and any and all other documents, instruments and agreements executed or delivered in connection therewith.

     "SERIES 1985 GUARANTY" means the "Guaranty" as defined in the Series 1985 Loan Agreement.

     "SERIES 1985 NOTE" means the "Note" as defined in the Series 1985 Loan Agreement.

     "SERIES 1985 LOAN AGREEMENT" means the Loan Agreement dated as of
November 1, 1985 between the Minnesota Energy and Economic Development Authority and Borrower, as amended by the First Amendment to Loan Agreement dated as of July 1, 1990, between the Board and the Borrower, as now or hereafter amended.

     "SERIES 1990B BONDS" means the Bonds of the series designated by the Authority as the "SERIES 1990B BONDS" in the Single Lot Resolution of the Authority and consisting of the Single Lot Bonds plus the additional lots being issued pursuant to separate lot resolutions.

     "SINGLE LOT BONDS" means the Authority's Minnesota Small Business Development Loan Program Revenue Bonds, Series 1990B, Lot 1 in the aggregate principal amount of $4,205,000 authorized to be issued by the Authority Resolution.

     "SINGLE LOT RESOLUTION" means the Single Lot Bonds resolution of the Authority authorizing the issuance of the Single Lot Bonds adopted by the Authority on June 29, 1990 pursuant to the General Bond Resolution.

     "SPECIAL REDEMPTION ACCOUNT" means the Account so designated which is created and established by Section 4.01 of the Single Lot Resolution, pursuant to the General Bond Resolution.

     "STATE" means the State of Minnesota.

     "SUBORDINATED INDEBTEDNESS" means, with respect to the Borrower, all Indebtedness which by its terms states that payment of principal and interest thereof is subordinate to the payment of principal and interest of the Loan. A payment of principal or interest on Subordinated Indebtedness is subordinate to payment of principal and interest on the Loan if by its terms such payment shall not be made by the Borrower or received by or on behalf of the holder of the Subordinated Indebtedness if and for so long as the Borrower is delinquent in the payment of principal, premium, if any, or interest on the Loan as and when any such payment on the Loan is due, whether by reason of regularly scheduled payments, maturity, mandatory, special or extraordinary redemption or acceleration.

     "SUBSTANTIAL USER" means any Person constituting a "substantial user" within the meaning of Section 103 of the Code.

     "TANGIBLE ASSETS" means total assets except: (i) that portion of deferred assets and prepaid expenses (other than prepaid insurance, prepaid rent and prepaid taxes) which do not mature or, in accordance with generally accepted accounting principles, are not amortizable within one year from the date of calculation, and (ii) trademarks, trade names, good will, and other similar intangibles.

     "TRUSTEE" means First Bank National Association (formerly known as First National Bank of Minneapolis), appointed by the Authority as Trustee under the Authority Resolution, and its successor or successors and any other corporation or association at any time substituted in its place as trustee pursuant to the General Bond Resolution.

                                   ARTICLE II

                          REPRESENTATIONS AND COVENANTS

     Section 2.1. REPRESENTATIONS AND COVENANTS OF THE AUTHORITY. The Authority makes the following representations and covenants as the basis for the undertakings on its part herein contained:

     (a) The Authority is duly established and existing and is constituted as an authority to act an behalf of the State and created and existing by virtue of the laws of the State and has the power to enter into the transactions contemplated by this Agreement, the Guaranty and the Mortgage and to adopt the Authority Resolution, and to carry out its obligations hereunder and thereunder. The Project is of a nature that qualifies under the Act for the financial assistance provided by the Program. By proper official action the Authority has been duly authorized to execute and deliver or accept this Agreement, the Guaranty and the Mortgage and has duly adopted the Authority Resolution.

     (b) Neither the execution and delivery or acceptance of this Agreement, the Guaranty or the Mortgage or the adoption of the Authority Resolution, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the provisions of this Agreement, the Guaranty or the Mortgage and the Authority Resolution will conflict with or result in a breach of any of the terms, conditions or provisions of the Act, or any restriction, agreement or instrument to which the Authority is a party or by which it is bound, or will constitute a default under any of the foregoing, or will result in the creation or imposition of any Lien upon any of the Property of the Authority under the terms of any such instrument or agreement (other than as contemplated by this Agreement, the Guaranty, the Mortgage and the Authority Resolution).

     (c) The Authority will lend to the Borrower the sum of $4,205,000 pursuant to this Agreement to finance (i) a portion of the cost of the acquisition, construction and installation of the Project, (ii) a deposit into the Business Loan Reserve Account required under the provisions of the General Bond Resolution and (iii) certain Costs of Issuance with respect to the issuance of the Single Lot Bonds, all in furtherance of the purposes of the Act.

     (d) To finance a portion of the Cost of the Project and the other costs described in subsection (c) of this Section 2.1, the Authority will issue its Single Lot Bonds which will mature, bear interest, be redeemable and have the other terms and conditions as set forth in the Authority Resolution.

     Section 2.2. REPRESENTATIONS AND COVENANTS OF THE BORROWER. The Borrower makes the following representations and covenants as the basis for the undertakings on its part herein contained:

     (a) The Borrower is a business corporation duly incorporated under the laws of Minnesota, is in good standing under its certificate of incorporation and the laws of the State, is duly authorized to do business in the State, has the power to enter into this Agreement, the Note and the Mortgage and to borrow money pursuant hereto and by proper corporate action has been duly authorized to execute and deliver this Agreement, the Note and the Mortgage. The Borrower constitutes an "eligible small business" and a "business" as defined in the Act.

     (b) Neither the execution and delivery of this Agreement, the Note and the Mortgage, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Agreement, the Note and the Mortgage will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Borrower is a party or by which it is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Borrower under the terms of any such instrument or agreement. No event has occurred and no condition exists which, upon the passage of time or the giving of notice, would constitute an event of default under any such agreement or instrument.

     (c) So long as any of the Single Lot Bonds shall be outstanding, the Borrower will not take any action, or fail to take any action, or cause, suffer or permit others to take or fail to take action, which would (i) cause the Project not to qualify under the Act for the financial assistance provided by the Program (as such Act is in effect on the Closing Date) or (ii) adversely affect the tax-exempt status of the interest payable on any of the Single Lot Bonds or the Series 1985 Bonds then outstanding.

     (d) The "construction", "reconstruction", "improvement" and "acquisition" of the Project did not "commence" prior to April 5, 1990 (the date of adoption of the Authority's Official Action Resolution) within the meanings ascribed to such quoted terms under Section 144 of the Code.

     (e) No other bonds, notes or other obligations the interest on which is, or is claimed to be, exempt from Federal taxation by reason of Section 144 of the Code are outstanding the proceeds of which have been used to finance facilities located, in whole or in part, in the Project Municipality, the Principal

User of which is the Borrower or one or more Related Persons thereof, except as set forth in Section 2.2(r).

     (f) The Project consists of, and will at all times consist, entirely of land and property which is of a character subject to the allowance for depreciation provided in Section 167 of the Code.

     (g) Substantially all (at least 98-1/2%) of the net proceeds of the Single Lot Bonds will be expended on costs (other than Costs of Issuance), properly capitalized or to be capitalized by the Borrower for Federal income tax purposes (or which would be so capitalized but for (or with) a proper election by the Borrower), incurred with respect to the acquisition and improvement of land and acquisition and construction of facilities classified as depreciable property pursuant to the applicable provisions of the Code. No part of the Bond Proceeds will be used, directly or indirectly, (i) as working capital, (ii) to pay any cost incurred prior to April 5, 1990, or (iii) to finance inventory or property of any kind or character the first use of which will be by some person other than the Borrower (i.e. all property acquired with Bond Proceeds will be "new" rather than "used" property).

     (h) No part of the Project was "placed in service" by the Borrower, any other Principal User or a Related Person to the Borrower or any Principal User (determined in accordance with the provisions of Section 103(b) of the Prior
Code) more than one year prior to the date of issue of the Single Lot Bonds.

     (i) The Project is located entirely within the Project Municipality, which is an "incorporated municipality" within the meaning of Section 144(a)(2)(A) of the Code.

     (j) The findings and determinations made by the Authority in the Official Action Resolution concerning the Borrower and the Project are true and correct. In particular, the financing of the acquisition of the Project will not have the effect of a transfer of jobs from one area of the State to another.

     (k) The availability of the financial assistance by the Authority as provided in this Agreement, in the Authority Resolution and the General Guaranty Fund Pledge and Escrow Agreement and by the Program has been a substantial inducement to the Borrower to undertake the Project and to locate the Project in the State.

     (l) No officer or official of the Authority or the State Departments of Finance or Trade and Economic Development has any interest (financial, employment or other) in the Borrower or, to the Borrower's knowledge, the transactions contemplated by this Agreement.

     (m) No expense for supervision by any director, officer or employee of the Borrower and no expense for work done by any such director, officer or employee in connection with the Project is or will be included in the Cost of the Project, except to the extent any such director, officer or employee was specially employed or designated by the Borrower for such particular purpose.

     (n) The Borrower has not entered into any lease or assignment with respect to the Project and no Person other than the Borrower has any right to the use or possession thereof except for Permitted Encumbrances.

     (o) The Borrower and any Related Persons thereof do not operate any facility in any county or incorporated municipality which shares a common border with the Project Municipality, which facility is contiguous with that part of the Project described in Exhibit A hereto or which facility constitutes an "integrated facility" (as defined in Section 103 of the Prior Code and the Regulations promulgated thereunder) with the Project or any part thereof.

     (p) The Project as designed will comply with all presently applicable environmental, building, zoning and subdivision laws, ordinances, rules and regulations.

     (q) The Borrower reasonably estimates that the aggregate cost of the Project will be at least $4,512,807 including (i) interest on the Single Lot Bonds during the Construction Period of the Project, (ii) amounts derived from Bond Proceeds and required to be deposited into the Business Loan Reserve Account ($420,500) and (iii) amounts of Bond Proceeds required to pay Costs of Issuance with respect to the issuance of the Single Lot Bonds ($84,100). In addition, the aggregate value of the Project is no less than $4,817,934 because the appraised value of the land exceeds the cost of the land by at least $361,718 and, for purposes of establishing the value of the Project, $56,591 of consulting fees have been disregarded. The value of the Project set forth in the preceding sentence does not take into account the Business Loan Reserve Account deposit.

     (r) The Borrower and its Related Persons do not presently intend to enter into any obligations which obligations would be used to or would tend to secure, in whole or in part, any "tax-exempt facility-related bonds" within the meaning of Section 144(a)(10) of the Code other than the Single Lot Bonds. In addition, the Borrower and its Related Persons do not presently intend to occupy, in whole or in part, any facilities which facilities would be financed, in whole or in part, by "tax-exempt facility-related bonds" within the meaning of Section 144(a)(10) of the Code other than the Single Lot Bonds and the obligations described below. The Borrower has never before entered into a transaction pursuant to which were issued on behalf of the Borrower "tax-exempt facility-related bonds" within the meaning of Section 144(a)(10) of the Code except for the Series 1985 Bonds and the Tax Increment Bonds issued by or on behalf of the City of St. Cloud, Minnesota in the present outstanding principal amount of not more than $130,500.

     (s) The Borrower consists of a business corporation, the interests in voting shares thereof being as follows:


          Owners                        Interest
          ------                        --------
          J. Scott May                   50%
          Thomas L. May                  50%

          --------------------------------------

          Total                         100%
                                        ---
                                        ---


     (t) The "average maturity" of the Single Lot Bonds is not more than 13.01 years and 120% of the "average reasonably expected economic life" of the Project is 33.5 years (as such quoted terms are derived pursuant to Section 147(b) of the Code, calculating for the average reasonable expected economic life of the facilities being financed with the net proceeds of the Single Lot Bonds from the date on which the Single Lot Bonds are being issued). The "average reasonably expected economic life" of the facilities financed with the net proceeds of the Single Lot Bonds as used in the preceding sentence was established consistent with Section 147(b)(2) of the Code. Accordingly, 120% of the average reasonably expected economic life of the Project exceeds the average maturity of the Single Lot Bonds.

     (u) None of the proceeds of the Single Lot Bonds shall be used directly or indirectly to provide residential real property for family units. In addition, no more than 25% of the proceeds of the Single Lot Bonds shall be used to provide a Project the primary purpose of which is one of the following: retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment within the meaning of Section 144(a)(8) of the Code. In addition, no portion of the proceeds of the Single Lot Bonds shall be used to provide any of the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including rollerskating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, sun tan facility or racetrack within the meaning of Section 144(a)(8) of the Code. In addition, no portion of the proceeds of the Single Lot Bonds shall be used to provide any of the following: any airplane, skybox, or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises within the meaning of Section 147(e) of the Code. In addition, no more than 25% of the proceeds of the Single Lot Bonds will be used for the acquisition of "land" or an interest therein within the meaning of
Section 147(c) of the Code and the issuance of the Single Lot Bonds will not cause the aggregate principal amount of small issue exemption industrial development revenue bonds, exempt pursuant to Section 103(a) and 144(a)(4) of the Code, issued with respect to any building, an enclosed shopping mall, or a strip of offices, stores or warehouses using substantial common facilities to exceed $10,000,000 without regard to ownership or use of such building or other facilities or any portion thereof.

     (v) There has been no material adverse change in the condition of the Borrower (financial or otherwise), since the last annual and interim financial statements and reports furnished by the Borrower to the Authority in the Borrower's application to the Authority for financial assistance and the information contained in said statements fairly presents the financial condition of the Borrower as of the dates of such financial statements and reports.

     (w) There is no action or proceeding pending or, to the knowledge of the Borrower threatened, against the Borrower, before any court, administrative agency or arbitration board that may materially and adversely affect the Properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or which, if determined adversely to the Borrower, would result in a determination that the Borrower violated environmental laws, rules or administrative orders. Notwithstanding the foregoing, the Borrower states as follows:

          The Borrower and two of the Guarantors (Thomas L. and J. Scott May) have been threatened with a lawsuit by William Urseth, his company , U.S. Graphics, Bob Pederson, and Bob Bosacker. The threatened lawsuit concerns the purchase of stock of Roberts Litho, Inc. by Thomas L. May and J. Scott May in November of 1987 from U.S. Graphics, Bob Bosacker and Bob Pederson and the subsequent operation of the business of Roberts Litho, Inc. which closed in December, 1988. Such threats originated on or about May, 1989. No suit has been filed.

          Prior to such threatened lawsuit, Thomas L. May and J. Scott May had threatened litigation against Urseth and his company, Bosacker and Pederson concerning certain representations, warranties and covenants made by them in the purchase agreement for the stock.

          To Borrower's knowledge, no specific basis for any claim by Urseth or his company nor any amount of damages has been alleged. Bosacker and Pederson are alleging breach of their employment agreements with Roberts Litho, Inc. To Borrower's knowledge, no specific amount of damages has been alleged.

          To Borrower's knowledge, there is no reasonable basis in fact or law for any meritorious claim against the Borrower or Thomas L. May and J. Scott May and Borrower believes that Thomas L. May and J. Scott May have claims against Urseth, his company, Bosacker and Pederson that exceed any possible claims against Thomas L. May and J. Scott May.

     (x) The Borrower has all requisite power and authority and all necessary authorizations, licenses and permits, without unusual restrictions or limitations, to own and operate its Properties and to carry on its business as now conducted, and is duly qualified, is authorized to do business, and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary or in which the failure to qualify will not have a material adverse affect on the Properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement.

     (y) The Borrower has no contingent liabilities other than those disclosed in the financial statements described in Section 2.2(v) hereof.

     (z) No event of default has occurred and is continuing in any agreement as to any outstanding indebtedness of the Borrower for money borrowed and no condition, event or act exists which, with notice or lapse of time, or both, would constitute such an event of default under any such agreement.

     (aa)   (i)     None of the proceeds of the Single Lot Bonds shall be used directly or indirectly for the acquisition of land (or an interest therein) to be used for farming purposes within the meaning of Section 147(c) of the Code.

           (ii) The Project consists solely of new property the first user of which is the Borrower within the meaning of Section 147(d) of the Code.

     (bb) No person is a "test-period beneficiary" with respect to the Project within the meaning of Section 144(a)(10) of the Code, except the Borrower. As of the date of issuance of the Single Lot Bonds, the Borrower and its Related Persons do not have "allocated" to them the face amount of the Single Lot Bonds and all other outstanding tax-exempt facility-related bonds "allocated" to such "test-period beneficiary" and Related Persons in an amount in excess of $40,000,000 (all as such quoted terms are defined in Section 144 (a) (10) of the Code).

     (cc) The only Principal User of the Project is the Borrower and there are no Related Persons thereto;

     (dd) The Guarantors are officers of the Borrower, shareholders of the Borrower and/or members of its Board of Directors.

     (ee) No more than two percent of the aggregate face amount of the Single Lot Bonds will be used directly or indirectly to pay Restricted Costs of Issuance.

     (ff) At least 98-1/2% of the proceeds of the Bonds which remain after the deposit to the Business Loan Reserve Account will be used to directly finance manufacturing facilities within the meaning of Section 144(a)(12)(c) of the Code, including 75% of such proceeds which shall be applied for costs for "core" manufacturing activities directly constituting the manufacture or production of tangible personal property so as to result in a change in condition of such property, and such facilities will be used for such intended manufacturing purposes for the entire period that the Single Lot Bonds are to remain Outstanding.

     Section 2.3.   COVENANT WITH BONDHOLDERS.    The Authority and the Borrower
agree that this Agreement is executed in part to induce the purchase by others of the Single Lot Bonds. Accordingly, subject to the provisions of Section 2.4 and Section 2.5 of this Agreement, all covenants and agreements on the part of the Authority and the Borrower set forth in this Agreement are hereby declared to be for the benefit of the holders from time to time of such Single Lot Bonds.

     Section 2.4.   GENERAL GUARANTY FUND RIGHT OF REIMBURSEMENT.     In the
event of the acceleration of the Loan hereunder, if any General Guaranty Fund Payments are made from the General Guaranty Fund with respect to the Single Lot Bonds, there shall arise hereunder a right of reimbursement against the Borrower and accruing to the General Guaranty Fund equal to the sum of the unsatisfied General Guaranty Fund Reimbursement Amount with respect to the Single Lot Bonds. Such right of reimbursement in favor of the General Guaranty Fund shall require payment of such sum by the Borrower to the Authority immediately upon the creation of such right and shall be secured as provided in

Section 5.4 of this Agreement and enforced and reduced as provided in Section
10.2 of this Agreement and, in each case, as may be provided in the General Bond Resolution; provided, however, that such right of reimbursement shall be subordinate to the rights of the Bondholders described in section 2.3 of this Agreement and as further provided in the General Bond Resolution.

     Section 2.5. AUTHORITY RIGHT OF REIMBURSEMENT. In the event of the acceleration of the Loan hereunder, if the Authority elects to redeem the Single Lot Bonds in whole or in part from any moneys available to the Authority for such purpose from any source other than the General Guaranty Fund (and other than those sources pledged to pay Bonds pursuant to Section 1.04 of the General Bond Resolution), there shall arise hereunder a right of reimbursement against the Borrower and accruing to the Authority equal to the amount so paid by the Authority with respect to the Single Lot Bonds. Such right of reimbursement in favor of the Authority requires payment of such sum by the Borrower to the Authority immediately upon the creation of such right and shall be secured as provided in Section 5.4 of this Agreement and enforced and reduced as provided in Section 10.2 of this Agreement and, in each case, as provided in the General Bond Resolution; provided, however, that such right of reimbursement shall be subordinate to the rights of Bondholders described in Section 2.3 of this Agreement and as further provided in the General Bond Resolution.

                                   ARTICLE III

                 AGREEMENT TO ISSUE SINGLE LOT BONDS AND TO LOAN
          PROCEEDS THEREOF; BORROWER'S CONTRIBUTION TO COSTS OF PROJECT

     Section 3.1. ISSUANCE OF SINGLE LOT BONDS; DEPOSIT OF BOND PROCEEDS. In order to provide funds for (i) payment of certain of the Cost of the Project, together with other payments and incidental expenses in connection therewith,
(ii) a deposit into the Business Loan Reserve Account required under the provisions of the General Bond Resolution in an amount of $420,500 and (iii) certain Costs of Issuance with respect to the issuance of the Single Lot Bonds, the Authority agrees that it will issue and sell the Single Lot Bonds and cause the Bond Proceeds to be delivered to the Trustee.

     Section 3.2. AGREEMENT TO MAKE LOAN. The Authority agrees that, upon (i) the sale and delivery of the Single Lot Bonds and (ii) satisfaction of the terms and conditions set forth in this Agreement, it will and does hereby lend the Borrower the sum of $4,205,000 in accordance with the provisions of this Agreement, such loan to be evidenced by the Note. The obligation of the Authority to make said loan shall be discharged and the obligation of the Borrower hereunder and in the Note shall become effective, when the following sums, totaling $4,205,000, are deposited in the following funds and accounts established under the Authority Resolution in accordance with the provisions of the Authority Resolution, or are otherwise directly applied for certain purposes, in any case, in the following amounts:

          (1)  To the Business Loan Reserve Account, $420,500;

          (2) To pay Costs of Issuance with respect to the Single Lot Bonds as a discount from the par amount of the Single Lot of Bonds, the amount of $84,100 (for a portion of the underwriters' discount); and

          (3) To the Construction Account, $3,700,400 being the cash balance of the Bond Proceeds (other than amounts representing accrued interest on the Single Lot Bonds), to pay the Cost of the Project and certain Costs of Issuance.

     Section 3.3.   NEED FOR BORROWER'S CONTRIBUTION TO COSTS OF PROJECT.

     (a) The Borrower hereby represents that the amount of the Loan deposited into the Construction Account ($3,700,400) to pay for the Cost of the Project is less than the total Cost of the Project (other than interest payable on the Single Lot Bonds during the Construction Period of the Project, the Business Loan Reserve Account deposit of $420,500 out of Bond Proceeds and the Underwriters' discount of $84,100 out of Bond Proceeds) by an amount equal to approximately $307,807 [Project cost of $4,512,807 (as described and calculated in Section 2.2(q) hereof) less the sum of ($3,700,400 + $420,500 + $84,100)]. Pursuant to the loan criteria for its Program, the Authority hereby requires the Borrower to make an equity contribution to pay for such deficiency in the Cost of the Project, such equity contribution to take the form of a combination of (i) a $103,100 cash payment to the Trustee by the Borrower for deposit into the Cost of Issuance Account to be used to pay Costs of the Issuance pursuant to Section 4.3 of this Agreement and (ii) payment of $204,707 of other Costs of the Project from Borrower's funds derived from a source other than the Single Lot Bonds. The Borrower shall make the $103,100 cash deposit described in clause (i) above simultaneously with the execution and delivery by the Borrower of this Agreement. Prior to any disbursements from the Construction Account (for other than Cost of Issuance or debt service on the Single Lot Bonds), the Borrower shall provide the Trustee with evidence of payment of Costs of the Project (in addition to the deposit to the Cost of Issuance Account out of Borrower's funds (and for which Borrower shall not be reimbursed with advances from the Construction Account) in the amount of the $204,707 described in clause (ii) above.

     (b) If the Cost of Issuance Account is insufficient to pay any claim or cost incurred in connection with the Single Lot Bonds for any reason, Borrower shall deposit upon request of the Authority or Trustee an amount sufficient to pay any remaining Costs of Issuance.

     (c) No cost of Land, site improvements or other costs financed directly or indirectly with the proceeds of the tax increment financial assistance from the Housing and Redevelopment Authority in and for the City of St. Cloud or other financial assistance described in document 7 under "Permitted Encumbrances" on Exhibit A hereto may be financed, be paid for or be the subject of reimbursement out of the proceeds of the Loan or the Single Lot Bonds.

     (d) The Borrower represents and warrants that the Project Municipality has provided Borrower Parcel 2 as described in Exhibit A at a cost of no more than $1.00 and has agreed to provide other tax increment financing to Borrower for the Project in an amount not less than $130,500. The Borrower shall be permitted to reduce its cash equity contribution described in Section 3.3(a)(ii) hereof by such $130,500 so long as all rights, title and interests of the City of St. Cloud and its related agencies and authorities are subordinated in all respects to the Lien of the Mortgage.

     (e) Pursuant to the loan criteria, the Loan to Borrower (net the Business Loan Reserve Account deposit) may not exceed the amount determined to be the sum of (i) the amount determined by multiplying the cost of the personal property pledged to the Authority by seventy-five percent (75%) plus (ii) the amount determined by multiplying the value of the Land plus the cost of the real property improvements by eighty percent, TO WIT.

          (i)  $1,392,103 Multiplied by 75% = 1,044,077

         (ii)  $3,425,831 Multiplied by 80% = 2,740,664
                                              ---------

                                   TOTAL     $3,784,741
                                              ---------
                                              ---------

The foregoing calculation is based on the Costs of the Project set forth in Exhibit D to the Loan Agreement. The Borrower represents that the values set forth in the third and fifth columns of Exhibit D are fair and true and, in particular, the fair market value of the Land, without taking into account any improvements described in Exhibit D, is no less than $510,218. In such regard, the Board acknowledges receipt of the appraiser's letter to such effect dated July 9, 1990 from St. Cloud Appraisal, Inc.

                                   ARTICLE IV

                           DEVELOPMENT OF THE PROJECT;
                  APPLICATION OF MONEYS IN CONSTRUCTION ACCOUNT

     Section 4.1.    PRIOR ACQUISITION OF LAND.   As of the Closing Date,
Borrower will have acquired the Land and shall hold sufficient legal title thereto so as to permit the continuation of its operations as presently conducted.

     Section 4.2.    ACQUISITION, CONSTRUCTION AND INSTALLATION OF THE PROJECT.
     (a) The Borrower agrees that it will acquire, construct and install the Project or cause the Project to be acquired, constructed and installed on the Land in accordance with the Plans and Specifications.

     (b) The Borrower shall provide to the Trustee a copy of its Plans and Specifications. With the consent of the Authority, the Borrower may revise the Plans and Specifications from time to time; provided, however, that no material change shall be made in the Plans and Specifications which would alter the proposed use of the Project or materially reduce the cost of the Project, unless the Trustee shall be furnished with an unqualified opinion of Bond Counsel that construction of the Project in accordance with the revised Plans and Specifications will not adversely affect the tax-exempt status of the interest payable on the Single Lot Bonds.

     (c) The cost of such acquisition, construction and installation of the Project shall be paid from the Construction Account in the manner and to the extent provided in Section 4.3 hereof and the General Bond Resolution.
The Borrower shall not be entitled to any moneys in the Construction Account, nor shall it submit a requisition, for any item of property which constitutes collateral under another security agreement, or is otherwise subject to any other Lien or encumbrance whatsoever, except for Permitted Encumbrances.

     (d) The Borrower hereby agrees that in order to effectuate the purposes of this Agreement, it will make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other persons, firms or corporations and in general do all things which may be requisite or proper, all for acquiring, constructing and installing the Project. The Borrower agrees to acquire, construct and to install the Project with all reasonable dispatch, and to use its reasonable efforts to cause such acquisition, construction and installation to be completed by April 1, 1991, or as soon thereafter as may be practicable; but if for any reason such acquisition, construction and completion are not completed by said date, there shall be no resulting liability on the part of the Authority and no diminution in or postponement of the payments required in Section 5.1 hereof to be paid by the Borrower.

     (e) The Borrower shall obtain all necessary approvals from any and all governmental agencies requisite to the acquiring, constructing and installation of the Project, and the Project shall be acquired, constructed and installed in compliance with all federal, State and local laws, ordinances and regulations
applicable thereto.   The Borrower agrees that the improvements to be made with
respect to the Project will not encroach upon or overhang any easement or right-of-way nor upon the land of others and that all improvements when erected shall be wholly within the building restriction lines however established and will not violate applicable use or other restrictions contained in prior conveyances, zoning ordinances or regulations. Upon completion of the Project, the Borrower shall obtain all required occupancy permits and authorizations from appropriate authorities, if any be required, authorizing the occupancy and uses of the Project for the purpose contemplated hereby.

     (f) THE AUTHORITY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE PROJECT OR THAT IT IS OR WILL BE SUITABLE FOR THE BORROWER'S PURPOSES OR NEEDS.

     Section 4.3. APPLICATION OF MONEYS IN CONSTRUCTION ACCOUNT. (a) Moneys in the Construction Account shall be disbursed upon submission by the Borrower to the Trustee and (except with respect to Costs of Issuance and capitalized interest) the Project Supervisor of requisitions conforming to requirements of said Section 5.02(b) of the General Bond Resolution and executed by an Authorized Representative of the Borrower to pay the following items of costs and expenses incurred by the Borrower on and after the date of adoption by the Authority of the Official Action Resolution in connection with the Project, and for no other purpose:

            (i) the cost of preparing the Plans and Specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof other than a financial feasibility study);

           (ii) all costs of acquiring, constructing, equipping and installing the Project (including architectural, engineering and supervisory services with respect thereto);

          (iii) any expenses of the Borrower in enforcing any remedy against any contractor or subcontractor in accordance with Section 4.7 hereof;

           (iv) the cost of all premiums (A) for any title insurance on the Land paid during the Construction Period and (B) for all insurance maintained pursuant to Section 6.4 hereof during the Construction Period for the Project;

            (v)     any taxes,assessments and other charges specified in Section
     6.3 hereof during the Construction Period for the Project;

           (vi) fees, taxes, charges and other expenses for recording or filing, as the case may be, this Agreement, any other agreements contemplated hereby, the Mortgage, the Guaranty, the Single Lot Resolution, any financing statements and any other documents that the Authority or the Trustee may deem desirable in order to perfect or protect any security interest contemplated by this Agreement, the Mortgage, the Guaranty or the Single Lot Resolution;

          (vii) to pay capitalized interest owing on the Single Lot Bonds during the Construction Period (pursuant to Section 5.1 of this Agreement); and

         (viii) reimbursement to the Borrower for any of the above enumerated costs and expenses paid by it, whether paid from funds of the Borrower or from the proceeds of interim construction borrowings.

     Provided, however, no moneys in the Construction Account shall be used directly or indirectly to pay Restricted Costs of Issuance except and only to the extent that such moneys are directly derived from an equity contribution of the Borrower (as provided in Section 4.3(d) herein).

All of the foregoing Costs of the Project are hereby approved by the Authority as "Project Costs" (within the meaning of the General Bond Resolution) with respect to the Project.

     (b) As conditions precedent to the payment of funds from the Construction Account, except with respect to Costs of issuance and capitalized interest, the
Borrower shall deliver to the Project supervisor,   in connection with each of
the aforementioned requisitions, the following:    (i) copies of invoices, bills
or other similar proof from vendors of services, materials, goods or property that a payment is required from the Construction Account with respect to the Project and (ii) (other than for the acquisition of Equipment) copies of lien waivers with respect to all work done which was paid pursuant to all previous draw requests, unless theretofore furnished to the Project Supervisor. The Project Supervisor shall certify to the Trustee in writing the receipt of all of such items, stating that they are in conformity with the requirements of this Agreement.

     Such payments by the Trustee shall be limited to the total cost of the portions of the work completed and Equipment acquired in accordance with the Plans and Specifications, as certified to the Trustee by the Project Supervisor.

     Notwithstanding anything contained herein to the contrary,

            (i) The Trustee shall make no advances from the Construction Account (other than for Cost of Issuance or debt service on the Single Lot Bonds) while there is any lien or encumbrance upon the Land, other than Permitted Encumbrances or such liens or encumbrances as the Authority or Trustee will waive, nor will the Trustee make any advances from the Construction Account while there is any charge, question or claim of any kind whatsoever, whether of record or not, which, in the opinion of Independent Counsel for the Trustee, may constitute a cloud on the title to the Land, render the title to the Land unmarketable, or otherwise invalidate or have priority over the Authority's or Trustee's interest in the Land or in any way render the Authority's or Trustee's position insecure;

           (ii) The Trustee shall make no advances from the Construction Account with respect to particular items of equipment to be acquired as Equipment hereunder until the Trustee is satisfied that the specific requisitions for disbursements from the Construction Account to pay for specific items of equipment to be acquired as Equipment hereunder correspond in fact to specific items of Equipment enumerated in the Plans and Specifications not yet acquired by the Borrower pursuant to the terms of this Section 4.3;

          (iii) The Trustee shall make no advances from the Construction Account with respect to particular items of equipment to be acquired as Equipment hereunder and having a value of $50,000 or more, until the Trustee is presented with reasonable proof satisfactory to the Trustee that such particular item of equipment to be acquired as Equipment hereunder is free and clear of all security interests, liens and encumbrances of any kind whatsoever (other than Permitted Encumbrances);

           (iv) Neither the Authority nor the Trustee shall be under any obligation to see to the proper application of advances by the Borrower, its contractor or subcontractor, and nothing shall prevent the Authority or the Trustee from deducting from any advance, any sums due to the Authority or the Trustee from the Borrower for sums paid and expended by the Authority or the Trustee for taxes or assessments, for insurance premiums and like payments, pursuant to its or their rights under the terms hereof;

          (v) No advance shall be made out of the Construction Account by the Trustee for other than Costs of Issuance or debt service on the Single Lot Bonds until the Borrower presents to the Trustee a certificate of completion as set forth in Section 4.4(a) and the completed Schedule D to the Contract for Private Redevelopment with the Project Municipality in satisfaction thereof, and Borrower provides evidence of the satisfaction of Liens established by the Interim Loan Documents such satisfaction to be delivered upon payment of the advance. Payment may be made to the Interim Lender directly;

          (vi) The Trustee shall make no advances from the Construction Account to reimburse the Borrower (or the Interim Lender) for any Costs of the Project paid from the cash deposits paid pursuant to Section 3.3(a) (i) and (ii) hereof and the Borrower shall deposit with the Trustee and the Project Supervisor (A) evidence of compliance with Section 3.3(a) hereof and (B) reasonable proof satisfactory to the Trustee that the Costs of the Project which have been paid directly by the Borrower as required by
     Section 3.3(a)(ii) hereof have not been the subject of any requisition submitted pursuant to Section 4.3(a) of this Agreement;

          (vii) In addition to the foregoing, the Trustee shall make no advance from the Construction Account (except to pay Costs of Issuance or debt service on the Single Lot Bonds) until the title policy described in
     Section 4.6 hereof has been supplemented, replaced or amended by endorsement deleting any Liens of the Interim Loan Documents and any other Liens which are not Permitted Encumbrances against the Security Property, deleting any survey exception and providing title insurance coverage as against mechanic's liens and similar claims;

         (viii) The Trustee shall receive (A) a completed Exhibit C for each requested advance and shall not disburse amounts from the Construction Account which, at any time, causes the aggregate amounts disbursed for manufacturing costs (within the meaning of Section 144 (a) (12) of the Code) to be less than 75% of the total amounts advanced (as determined by the total of all amounts described in the first sentence of paragraph 5 of Exhibit C) and (B), if such advance is requested to pay for Costs of Equipment, (i) a copy of a UCC-1 financing statement, stamped to indicate filing with the Minnesota

     Secretary of State, describing the Equipment by reference to manufacturer, model number, serial number and such other available details, (ii) an opinion of Independent Counsel to the effect that, by such filing, the Board has been granted a perfected first Lien in the property being acquired (or for which reimbursement is being sought) by such advance, and
     (iii) to the extent that such opinion states certain preconditions which must be satisfied to acquire such perfected first Lien, evidence of satisfaction thereof. The Trustee shall be entitled to rely on the Borrower's certifications in any Exhibit C without the necessity of further inquiry or any opinion of Counsel.

     In connection with clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and
(viii) above and the preconditions established therein, the Trustee may request the Project Supervisor to certify to the Trustee the existence of such preconditions in connection with making any advances from the Construction Account and the Trustee shall be entitled to conclusively rely upon such certification. In rendering such certification, the Project Supervisor may rely on an opinion of Independent Counsel to the extent such certification covers matters of law. In addition, in making any such payment from the Construction Account the Trustee may rely on such requisitions and proof delivered to it and the Trustee shall be relieved of all liability with respect to making such payments if such payments are made in accordance with the foregoing. The Borrower hereby agrees that it shall pay all reasonable costs of filing such requisitions and proof delivered to the Trustee and the Project Supervisor.

     The Trustee shall keep and maintain adequate records pertaining to the Construction Account and all disbursements therefrom, and after the Project has been completed and the Borrower has filed with the Authority a certificate of completion of the Project as otherwise provided, the Trustee thereafter shall file an accounting with respect to the Construction Account and all disbursements therefrom with the Trustee and with the Borrower.
     (c) upon the earlier of (i) completion of the Project as certified to pursuant to Section 4.4(b) hereof; (ii) the acceleration of the Loan pursuant to
Section 10.2(a)(i) of this Agreement; or (iii) failure to satisfy the requirements for disbursement of moneys from the Construction Account by April 1, 1991 (or such later date as the Authority, in its unilateral discretion, may designate); any moneys remaining in the Construction Account, except for amounts to be paid pursuant to the draw made upon completion or those retained therein for the payment of incurred and unpaid items of the Cost of the Project, shall be applied in accordance with Section 5.02(b) of the General Bond Resolution.

     (d) Moneys in the Construction Account which are derived from the Borrower's equity contribution required by Section 3.3 (a) shall be paid by the Trustee to or upon the order of the Authority upon written request by the Authority to pay Restricted Costs of Issuance.

     Section 4.4.   CERTIFICATE OF COMPLETION.     (a) Completion of the
construction of the Project shall be evidenced by a certificate signed by an Authorized Representative of the Borrower and the Project Supervisor stating that the construction of the Project has been completed in accordance with the Plans and Specifications therefor.

     (b) Completion of construction and equipping of the Project shall be evidenced by a certificate signed by an Authorized Borrower and the Project Supervisor in the form described in (a) together with a certification that except for amounts to be retained in the Construction Account as provided in
Section 4.3(c) hereof, all costs and expenses of acquiring, constructing and installing the Project have been paid or provided for and that there exists no Liens or encumbrances with respect to the Project other than Permitted Encumbrances or Liens and encumbrances which the Authority or the Trustee have waived.

     Section 4.5. COMPLETION BY BORROWER. To the extent that the Bond Proceeds that are deposited into the Construction Account are not sufficient to pay in full all costs of acquiring, constructing and installing the Project, the Borrower agrees to pay all such sums as may be necessary to so complete the Project. At the Trustee's request, the Borrower will provide the Trustee with evidence satisfactory to the Trustee as to whether or not the remaining moneys in the Construction Account available to pay the Costs of the Project shall be sufficient to pay the remaining Costs of the Project. In the event that the Trustee, or the Project Supervisor at the request of the Trustee, shall determine at any time that the remaining moneys in the Construction Account available for payment of the remaining Costs of the Project shall not be sufficient to pay the costs thereof in full, the Trustee shall give written notice thereof to the Borrower and the Borrower shall promptly pay to the Trustee for deposit into the Construction Account moneys sufficient to pay the Costs of the Project as may be in excess of the moneys available therefor in the
Construction Account.   The Trustee shall be required to make such determination
at any time that the Plans and Specifications are revised in accordance with
Section 4.2(b) of this Agreement.  No payment by the Borrower pursuant to this
Section 4.5 shall entitle the Borrower to any diminution or abatement of the other amounts payable by the Borrower under this Agreement or the Note.

     Section 4.6.   TITLE INSURANCE.    The Borrower at its own expense has
obtained or will obtain, and throughout the Loan Term will maintain in force, title insurance written by a title insurance company satisfactory to the Authority in the face amount of the sum of the original aggregate principal amount of the Series 1985 Note and the Note insuring for the benefit of the Authority, as the holder of the Series 1985 Note and the Note, the Liens of the Mortgage on the Land as a mortgage Liens subject to no encumbrances other than Permitted Encumbrances. The Net Proceeds of such insurance, if received prior to the Completion Date of the Project, shall be delivered to the Trustee and deposited in the Construction Accounts for the 1985 Bonds and the Single Lot Bonds as provided in Section 4.8 hereof, and, if received thereafter, shall be delivered to the Trustee and deposited in the Special Redemption Account for the 1985 Bonds and the Single Lot Bonds as provided in Section 4.8 hereof.

     Section 4.7. REMEDIES TO BE PURSUED AGAINST CONTRACTORS AND SUBCONTRACTORS AND THEIR SURETIES. In the event of default of any contractor or subcontractor under any contract made by it in connection with the Project or in the event of a breach of warranty with respect to any materials, workmanship, or performance guaranty, the Borrower shall promptly proceed, either separately or in conjunction with others, to exhaust the remedies of the Borrower against the contractor or subcontractor so in default and against each surety for the performance of such contract. The Borrower agrees to advise the Authority of the steps it intends to take in connection with any such default. The Borrower may prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Borrower deems reasonably necessary. The Net Proceeds of any amounts recovered pursuant to this Section 4.7, if received prior to the Completion Date, shall be delivered to the Trustee and deposited in the Construction Account and, if received thereafter, shall be delivered to the Trustee and deposited in the Special Redemption Account.

     Section 4.8.   APPLICATION OF NET PROCEEDS TO SERIES 1985 BONDS AND THE
SINGLE LOT BONDS ON A PRO RATA BASIS.   The security interest in the personal
property pledged under the Series 1985 Loan Agreement is a prior interest to the Lien of the Mortgage with respect to such property and any Net Proceeds derived from or under such Series 1985 Loan Agreement or the related Series 1985 Bond Documents shall be applied pursuant to the terms of the Series 1985 Bond Documents. Any Net Proceeds not subject to application pursuant to the Series 1985 Bond Documents shall be applied pursuant to the terms of the Mortgage and this Agreement.

     Section 4.9 APPLICATION OF OTHER PAYMENT. The Authority reserves the right to apply any payments received from Borrower, other than Net Proceeds governed by Section 4.8 hereof, in such manner as it may elect as to amounts then due and owing under or in connection with this Agreement, the Note and Mortgage and the Series 1985 Bond Documents.

                                    ARTICLE V

                     REPAYMENT PROVISIONS; SECURITY CLAUSES

     Section 5.1. REPAYMENT OF LOAN. (a) Principal on the Loan shall be paid by the Borrower on the dates and in the amounts provided in the Note. Interest on the unpaid balance of the Loan shall be payable at the times stated in the Note at the rate provided in the Note. All such amounts to be so paid shall be paid by the Borrower to the Trustee an behalf of the Authority.

     (b) The Note shall provide that interest thereon shall accrue from the date thereof and shall be payable thereon on the first day of the following month and thereafter on the first day of each month until the principal sum of the Loan is discharged, each such payment to include interest payable in advance
due to and including the first day of the next succeeding month.   The principal
amount of the Loan shall be payable thereon at the same times and manner as interest. Principal and interest payments on the Loan shall be made in monthly installments through the date of final maturity of the Note, applied first to the payment of interest then due on the unpaid principal amount of the Loan, and the remaining balance of each such installment applied to the payment and reduction of the unpaid principal amount of the Loan. The monthly installments to be paid on the Loan shall be an amount equal to (i) one-sixth of the interest installment due on the Single Lot Bonds on the next succeeding Bond Payment Date (taking into account such in-advance payments) and (ii) one-twelfth of the Principal Installment due on the Single Lot Bonds on the next succeeding Bond Payment Date on which a Principal Installment is due (taking into account such in-advance payments), such installments to be reduced such that on or before the Bond Payment Date on which a Principal Installment is due any amounts then on deposit in the Holding Account plus the monthly installment then to be paid on the Loan shall equal the Debt Service Payment on the Single Lot Bonds due on such Bond Payment Date. Notwithstanding the foregoing, the number and amount of proportional payments of the monthly installments to be paid on the Loan shall be adjusted in accordance with the date of the Note and the dates of the initial interest payment and initial payment of the Principal Installment due on the Single Lot Bonds. All payments on the Note by the Borrower shall be made to the Trustee at the address set forth in Section 12.1 of this Agreement.

     (c) if on any Bond Payment Date of the Single Lot Bonds the amount then on deposit in the Holding Account shall not be sufficient to pay the interest and Principal Installment due on the Single Lot Bonds as of such Bond Payment Date, the Borrower shall forthwith pay any such deficiency into the Revenue Account for transfer into the Holding Account.

     (d) The Borrower shall have the option to make payments designated as and representing advance loan payments on the Note under and pursuant to this Agreement (or Section 5.2 of this Agreement) to the Trustee for deposit in the Revenue Account. Such payments shall not in any way alter or suspend any obliga-tions of the Borrower under the terms of this Agreement (i) except to the extent that such payment shall be transferred by the Trustee under the provisions of the Authority Resolution to the Holding Account and shall result in a credit against payments on the Note as provided in Section 5.1(b) of this Agreement or the retirement of principal amounts of the Single Lot Bonds, pursuant to these provisions, or (ii) except to the extent that such payments shall otherwise be transferred by the Trustee in accordance with the provisions of Section 5.06(a) of the General Bond Resolution and shall result in a credit against payments as provided in Section 5.2 of this Agreement; and the Borrower shall, in either case, continue to perform and be responsible for the performance of all the terms and provisions of this Agreement.

     (e) If at any time the amount held by the Trustee in the Holding Account and the Business Loan Reserve Account shall be sufficient to pay at the times required the principal of, premium, if any, and interest on the Single Lot Bonds then unpaid, the Borrower shall not be obligated to make any further payments under the foregoing provisions.

     (f) If the Borrower should fail to make the payments of an amount required under this Section 5.1, the amount so in default shall continue as an obligation of the Borrower until it shall have been fully paid, and the Borrower shall pay the same with interest thereon at the Bond Rate until paid.

     (g) The Borrower agrees to make the above-mentioned payments without any further notice, in lawful money of the United States of America which, at the time of payment, shall be legal tender for the payment of public and private debts.

     Section 5.2.   OTHER AMOUNTS PAYABLE.   (a) The Borrower shall pay to the
Trustee for deposit by the Trustee in the Revenue Account, the following amounts (in addition to those amounts described in Section 5.1(b) of this Agreement) at the times set forth below:

            (i) On August 1 of each year during the Loan Term, the Lot Loan Fiduciary Payments due with respect to the Bond Year then ended; provided, however, that, to the extent that on any August 1 there are amounts in the Revenue Account in excess of the amounts required to be deposited therein pursuant to Section 5.1, Section 5.2 (a) (i), Section 5.2 (a) (ii) and
     Section 5.2 (a) (iii) of
     this Agreement, the amount required to be paid by the Borrower pursuant to this Section 5.2(a) (i) shall be reduced by the amount of such excess;

           (ii) on each Bond Payment Date, a sum sufficient to satisfy any outstanding General Guaranty Fund Reimbursement Amount with respect to the Single Lot Bonds;

          (iii) on each Bond Payment Date, a sum sufficient so that amounts then on deposit in the Business Loan Reserve Account shall not be less than the Business Loan Reserve Account Requirement with respect to the Single Lot Bonds.

     (b) Notwithstanding anything contained in this Agreement to the contrary, any amount payable as and for an outstanding General Guaranty Fund Reimbursement Amount under Section 5.2(a) (ii) of this Agreement shall not be payable as and for unpaid amounts due under Section 5.1(b) and Section 5.1(f) of this Agreement.

     (c) Notwithstanding anything contained in this Agreement to the contrary, any amount payable pursuant to Section 5.2 (a) (iii) of this Agreement shall not be payable as and for unpaid amounts due under Section 5.1(b) and Section 5.1(f) of this Agreement.

     (d) In addition to the foregoing payments, the Borrower shall make such reports and shall pay during the Loan Term the annual fees required to maintain
the secondary market trading of the Single Lot Bonds in the State.   Such fees
shall be paid directly by the Borrower to Minnesota State Treasurer by the time required by law each year, with the Borrower to provide evidence satisfactory to the Authority to be provided to the Authority that each such payment has been made.

     (e) No later than the fifteenth day after the first day of any Bond Year, or on the fifteenth day after such other times as may be required by Section 148(f)(3) of the Code, the Trustee shall determine (i) a sum equal to such amounts as are described in Section 148(f)(2)(A) plus (B) of the Code with respect to all funds and Related Lot Accounts pertaining to the Single Lot Bonds and (ii) determine the amounts then actually on deposit in the Rebate Account (or that were previously paid therefor to the United States of America as rebate payments) and notify the Borrower in writing of the excess of amounts described in clause (i) above over the amounts described in clause (ii) above. Upon receipt of such notification, the Borrower shall within ten (10) days of such receipt pay an amount equal to (A) such excess to the Trustee in immediately available funds to be deposited by the Trustee into the Rebate Account and (B) any expense related to the compliance with Section 148(f), including the fees and expenses of any and all accountants, attorneys and other consultants retained by the Trustee or the Authority in connection therewith. This covenant of the Borrower as set forth in this Section 5.2(e) shall survive the Loan Term, notwithstanding anything contained herein to the contrary.

     Section 5.3. OBLIGATIONS OF BORROWER HEREUNDER UNCONDITIONAL. The obligations of the Borrower to make the payments required by this Agreement and the Note and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a general obligation of the Borrower and shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment or counterclaim it may otherwise have against the Authority or the Trustee or any Holders of the Bonds. The Borrower agrees it will not (i) suspend, discontinue or abate any payment required by this Agreement and the Note or (ii) fail to observe any of its other covenants or agreements in this Agreement and the Note or (iii) seek judicial or other relief from the obligation to make any payment required by, or to perform any covenant in, this Agreement and the Note or (iv) except as provided in Section 11.1 hereof, terminate this Agreement for any cause whatsoever including, without limiting the generality of the foregoing, failure to complete the Project, failure of the Borrower to use the Project as contemplated in this Agreement or otherwise, any defect in the title, design, operation, merchantability, fitness or condition of the Project or in the suitability of the Project for the Borrower's purposes or needs, failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or the taking by Condemnation of title to or the use of all or any part of the Project, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either, or any failure of the Authority to perform and observe any agreement, whether expressed or implied, or any duty, liability or
obligation arising out of or in connection with this Agreement.   Nothing
contained in this Section 5.3 shall be construed to release the Authority from the performance of any of the agreements on its part contained in this Agreement.

     Section 5.4.   SECURITY CLAUSES.   In order to secure the payment of the
Note and the Bonds according to their tenor and effect, and to secure the right of reimbursement of the General Guaranty Fund provided for in Section 2.4 of this Agreement and the right of reimbursement of the Authority provided for in
Section 2.5 of this Agreement and to secure the performance by the Borrower of all of its covenants expressed or implied in this Agreement, the Borrower shall concurrently herewith grant and deliver a mortgage lien to the Authority in the Land, all Buildings, structures and fixtures heretofore or hereafter placed thereon and all personal property financed out of the Loan or any payment of the Borrower pursuant to Section 3.3 or 4.5 hereof pursuant to the Mortgage, which Mortgage is to be pledged by the Authority to the Bondholders pursuant to the Authority Resolution as security for the Bonds and the Single Lot Bonds substantially in the form approved by the Single Lot Resolution with such changes as therein provided or permitted. The Lien of the mortgage shall be subject only to Permitted Encumbrances.

     Section 5.5.   INVESTMENT OF FUNDS AND ACCOUNTS; CONSENT TO ELECTIONS.
(a) Notwithstanding anything contained in this Agreement to the contrary, any moneys at any time in the Business Loan Reserve Account, the Construction Account, Holding Account, Optional Redemption Account, Rebate Account, Reconstruction Account, the Reimbursement Account, the Revenue Account, the Special Redemption Account or any other fund or account created under, or authorized by, the General Bond Resolution or the Single Lot Resolution may be invested and reinvested by the Authority as provided in Section 5.16 of the General Bond Resolution and any letter of instruction issued by the Authority to the Trustee thereunder, to which such investment and reinvestment, the Borrower hereby consents. Neither the Authority nor its members, officers or employees shall be liable for any rate of interest achieved or not achieved on such investment or for any depreciation in the value of, or for any loss arising from, any such investment. Investment income earned from money deposited in any such funds and accounts shall be applied by the Trustee in the manner provided for in the Authority Resolution.

     (b)  The Borrower hereby consents to the election made by the Authority in
Section 5.05 of the Single Lot Resolution with respect to the Series 1990B
Bonds.

                                   ARTICLE VI

                 MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

     Section 6.1.   MAINTENANCE OF PROPERTY BY BORROWER.    (a) The Borrower
agrees that during the Loan Term it will, at its own expense, (i) keep the Security Property in as reasonably safe condition as its operations shall permit; (ii) make all necessary repairs and replacements to the Security Property (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen) ; and (iii) operate the Security Property in a sound and economic manner.

     (b) The Borrower from time to time may, at its own expense, make any structural additions, modifications or improvements to the Security Property or any part thereof which it may deem desirable. All such structural additions, modifications or improvements so made by the Borrower shall become a part of the Security Property unless other-wise agreed to by the Authority. The Borrower agrees to deliver to the Authority all documents which may be necessary or appropriate to convey to the Authority a mortgage lien of the priority described in Section 5.4 of this Agreement, or other satisfactory security interest in, such Security Property.

     Section 6.2.    INSTALLATION OF ADDITIONAL EQUIPMENT.   Subject to the
provisions of section 5.4 of this Agreement, the Borrower from time to time may, at its own expense, install additional machinery, equipment or other personal property in the Project (which may be attached or affixed to the Security Property), and such machinery, equipment or other personal property shall not become, or be deemed to become, a part of the Security Property. The Borrower shall keep appropriate records of all of such machinery, equipment or other personal property installed at the Security Property sufficient to identify the same. The Borrower from time to time may remove or permit the removal of such machinery, equipment and other personal property from the Security Property and may create or permit to be created any Lien on such machinery, equipment or other personal property; provided that any such removal of such machinery, equipment or other personal property shall not adversely affect the structural integrity of the Security Property or impair the overall operating efficiency of the Security Property for the purposes for which it is intended and provided further that if any damage is occasioned to the Security Property by such removal, the Borrower agrees to promptly repair such damage at its own expense.

     Section 6.3.   TAXES ASSESSMENTS AND UTILITY CHARGES.  (a)   The Borrower
agrees to pay, as the same respectively become due, (i) all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to (1) the Security Property, (2) any machinery, equipment or other proper#-y installed or brought by the Borrower therein or thereon (including without limitation any sale or use taxes), (3) the employees of the Borrower located at or assigned to the Project, and (4) the income or revenues of the Borrower from the Project, (ii) all utility and other charges, including "service charges", incurred or imposed for- the operation, maintenance, use, occupancy, upkeep and improvement of the Security Property, and (iii) all assessments and charges of any kind whatsoever lawfully made by any governmental body for public improvements; provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated under this Agreement to pay only such installments as are required to be paid during the Loan Term.

     (b) The Borrower may in good faith contest any such taxes, assessments and other charges. In the event of any such contest, the Borrower may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that adequate book reserves in accordance with generally accepted accounting principles (in the opinion of the Borrower's Accountant) have been established with respect thereto. If the Authority or the Trustee shall notify the Borrower that by nonpayment of any such items the Mortgage or security interest created pursuant to Section 5.4(b) and (c) as to any part of the Security Property will be materially endangered or the Security Property or any part thereof will be subject to loss or forfeiture, however, such taxes, assessments or charges shall be paid promptly or secured by posting a bond in form and substance satisfactory to the Authority and the Trustee.

     Section 6.4.    INSURANCE REQUIRED.      At all times throughout the Loan
Term, including without limitation during any period of construction of the Project, the Borrower shall, at its own expense, maintain insurance against such risks and for such amounts as are customarily insured against by businesses of like size and type paying, as the same become due and payable, all premiums in respect thereto, including, but not necessarily limited to:

     (a) Insurance protecting the interests of the Borrower, the Trustee and the Authority against loss or damage to the Security Property by fire, lightning and other casualties, with a uniform standard extended coverage endorsement, such insurance to be in an amount not less than the lesser of the full replacement value of the Project or the outstanding principal amount of the Note.

     (As an alternative to the above requirements in this subsection (a), the Borrower may insure such Property under a blanket insurance policy or policies covering not only the Security Property but other Properties as well.)

     (b) Workers' compensation insurance and each other form of insurance which the Borrower is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Borrower who are located at or assigned to the Project.

     (c) Insurance protecting the Borrower against loss or losses from liabilities (including, without limitation, products liability) imposed by law or assumed in any written contract and arising from bodily injury including personal injury and death and damage to the Property of others, caused by any accident or occurrence, with limits of not less than $1,000,000 per accident or occurrence, excluding liability imposed upon the Borrower by any applicable workmen's compensation law; and a blanket excess liability policy in the amount not less than $2,000,000, protecting the Borrower against any loss or liability or damage for bodily injury including personal injury and death and Property damage.

     Section 6.5. ADDITIONAL PROVISIONS RESPECTING INSURANCE. (a) All insurance required by Section 6.4 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Borrower and authorized to write such insurance in the State. Such insurance may be written with deductible amounts acceptable to the Authority. All policies evidencing such insurance shall provide for (i) payment of the losses to the Borrower, the Authority and the Trustee as their respective interests may appear, and (ii) at least thirty (30) days written notice of the proposed cancellation thereof to the Borrower and the Trustee. The policies required by Section 6.4(a) hereof shall contain standard mortgagee clauses requiring that all Net Proceeds of insurance resulting from any claim in excess of $50,000 for loss or damage covered thereby be paid to the Trustee for application pursuant to Section 4.8 hereof.

     (b) All such policies of insurance, or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with the Trustee on or before the Closing Date. Prior to expiration of any such policy, the Borrower shall within thirty (30) days of such expiration furnish the Trustee evidence that the policy has been renewed or replaced or is no longer required by this Agreement.

     Section 6.6.   APPLICATION OF NET PROCEEDS OF INSURANCE.   The Net Proceeds
of the insurance carried pursuant to (i) subsection (a) of Section 6.4 hereof shall be applied as provided in Section 4.8 and Section 7.1 hereof and (ii) subsections (b) and (c) of Section 6.4 hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

     Section 6.7. RIGHT OF AUTHORITY TO PAY TAXES, INSURANCE PREMIUMS AND OTHER CHARGES. If the Borrower fails (i) to pay any tax, assessment or other governmental charge required to be paid by Section 6.3 hereof or (ii) to maintain any insurance required to be maintained by Section 6.4 hereof, the Authority or the Trustee may pay such tax, assessment or other governmental charge or the premium for such insurance. No such payment by the Authority or the Trustee shall affect or impair any rights of the Authority under this Agreement, the Note, the Guaranty, the Mortgage or the Series 1985 Bond Documents or of the Authority or the Trustee under the Authority Resolution arising as a consequence of such failure by the Borrower. The Borrower shall reimburse the Authority or the Trustee, as the case may be, for any amount so paid by the Authority or the Trustee, as the case may be, pursuant to this
Section 6.7, together with interest thereon from the date of payment by the Authority at the Bond Rate.

                                   ARTICLE VII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

     Section 7.1. DAMAGE OR DESTRUCTION. (a) If the Security Property shall be damaged or destroyed (in whole or in part) at any time during the Loan Term:

            (i) the Authority shall have no obligation to replace, repair, rebuild or restore the Security Property;

           (ii) there shall be no abatement or reduction in the amounts payable by the Borrower under this Agreement (whether or not the Security Property is replaced, repaired, rebuilt or restored); and

          (iii)     except as otherwise provided in subsection (b) of this
     Section 7.1, the Borrower shall promptly replace, repair, rebuild or restore the Security Property to substantially the same condition and value as an operating entity as existed prior to such damage or destruction, with such changes, alterations and modifications as may be desired by the Borrower, provided that such changes, alterations or modifications do not
     (A) so change the nature of the Project that it does not qualify under the Act for the financial assistance provided by the Program or (B) adversely affect the tax-exempt status of the interest payable on the Bonds.

     Except as otherwise provided in subsection (b) of this Section 7.1, the Borrower shall apply to the replacement, repair, rebuilding or restoration of the Project so much as may be necessary of any Net Proceeds of insurance resulting from claims for such losses.

  If the claim for loss resulting from such damage or destruction exceeds $50,000, all Net Proceeds of insurance shall be paid pursuant to Section 4.8 and the portion applicable to the Project shall be held by the Trustee in the Reconstruction Account. All Net Proceeds so deposited shall be applied as provided below.

  If the Borrower determines that the Security Property shall be repaired, replaced or restored in whole, the Authority hereby authorizes and directs the Trustee, subject to the conditions set forth herein, to make payments from the Reconstruction Account for such purposes or to reimburse the Borrower for costs paid by it in connection therewith by disbursements through a title insurance company with commercially reasonable procedures for payment of costs upon incurrence thereof to the extent approved by an inspecting architect and subject to issuance of insurance of the absence of mechanics or materialman liens affecting the Security Property (all at no cost to the Authority or the Trustee). In addition, the final disbursement of moneys in such Reconstruction Account shall be withheld until a final certificate of occupancy is delivered to the Authority and the Trustee.

     The Trustee may not make any payments from the Reconstruction Account to repair, restore, replace, modify or improve the Security Property pursuant to this Section 7.1 unless the Borrower has (i) first, obtained a fixed price construction contract for the repair, restoration, replacement, modification or improvement of the Security Property, specifying a completion date therefore, and (ii) caused the deposit to the Reconstruction Account an amount which, together with the Net Proceeds and all interest to be earned thereon through the completion date established in clause (i) above, will be sufficient to pay all costs of repair, restoration, modification and improvement of the Security Property. Thereafter the Trustee, upon receipt of a certificate of an Authorized Representative of the Borrower that payments are required for such purpose, shall apply so much as may be necessary of the available Net Proceeds of such insurance to the payment of the costs of such replacement, repair, rebuilding or restoration, such moneys to be applied either on completion thereof or as the work progresses, at the option of the Trustee.

     In the event amounts in the Reconstruction Account are not sufficient to pay in full the costs of such replacement, repair, rebuilding or restoration, the Trustee shall request the Borrower to pay into the Reconstruction Account an amount sufficient to pay all such costs, and, upon receipt of such request, the Borrower shall forthwith pay such amount to the Trustee. In the event that the Borrower fails to pay any such amounts into the Reconstruction Account, then the Single Lot Bonds shall be prepaid in accordance with Section 7.1(b) of this Agreement.

     All such replacements, repairs, rebuilding or restoration made pursuant to this Section 7.1, whether or not requiring the expenditure of the Borrower's contribution, shall automatically become a part of the Security Property as if the same were specifically described herein.

     Any balance of such Net Proceeds remaining after payment of all the costs of such replacement, repair, rebuilding or restoration shall be deposited in the Special Redemption Account held by the Trustee and used only to prepay the Single Lot Bonds as provided in Section 5.11(a) of the General Bond Resolution.

     (b) In the event that the Borrower shall fail or elect not to replace, repair or restore the Security Property, or if an

Event of Default under Section 10.1 hereof shall have occurred and be continuing, then the available Net Proceeds of the insurance shall be transferred from the Reconstruction Account to the Special Redemption Account or otherwise paid to the Trustee for deposit into the Special Redemption Account. To the extent that such Net Proceeds so transferred into the Special Redemption Account are not sufficient to pay the Single Lot Bonds in whole pursuant to
Section 2.08 of the Single Lot Resolution, the Borrower shall forthwith pay the sum of such deficiency to the Trustee for deposit into the Special Redemption Account.

     (c) The Borrower shall not be obligated to replace, repair, rebuild or restore the Project, and all such Net Proceeds shall be paid to the Borrower for its corporate purposes, if the single Lot Bonds and interest thereon have been paid in full.

     (d) The Borrower may adjust all claims under any policies of insurance required by Section 6.4(a) hereof; provided, however, that no such claim with respect to an insured event as to which the Authority or the Trustee may be or is alleged to be liable may be adjusted without the prior written consent of the Authority or the Trustee, as the case may be.

     Section 7.2.   CONDEMNATION.  (a)   If at any time during the Loan Term the
whole or any part of title to, or the use of, the Security Property shall be taken by Condemnation, the Authority shall have no obligation to restore or replace the Security Property and there shall be no abatement or reduction in the amounts payable by the Borrower under this Agreement (whether or not the Security Property is restored or replaced).

     Except as otherwise provided in subsection (b) of this Section 7.2, the Borrower shall promptly:

            (i) restore the Security Property (excluding any Land taken by Condemnation) to substantially the same condition and value as an operating entity as existed prior to such Condemnation; or

           (ii) upon receipt by the Borrower of written approval of the Trustee and the Authority as to the location thereof (which approval shall not be unreasonably withheld), acquire, by construction or otherwise, facilities of substantially the same nature and value as an operating entity as the Security Property (hereinafter referred to in this Section 7.2 as "Substitute Facilities"). Such Substitute Facilities shall (A) be of such nature so as to qualify under the Act for the financial assistance provided by the Program, (B) not adversely affect the tax-exempt status of the interest payable on the Single Lot Bonds or any of the Bonds, and (C) be subject to no Liens prior to the Mortgage or the

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     security interest created by Section 5.4(b) and (c) of this Agreement other than Permitted Encumbrances.

     The Borrower shall cause all Net Proceeds of any award in any Condemnation proceeding to be paid to the Trustee which shall hold such moneys in the Reconstruction Account. All Net Proceeds so deposited shall be applied as provided below:

     If the Borrower determines that the Security Property shall be repaired, replaced or restored in whole or Substitute Facilities are to be acquired, the Authority hereby authorizes and directs the Trustee, subject to the conditions set forth herein, to make payments from the Reconstruction Account for such purposes or to reimburse the Borrower for costs paid by it in connection therewith by disbursements through a title insurance company with commercially reasonable procedures for payment of costs upon incurrence thereof to the extent approved by an inspecting architect and subject to issuance of insurance of the absence of mechanics or materialman liens affecting the Security Property or Substitute Facilities, as applicable (all at no cost to the Authority or the Trustee). In addition, the final disbursement of moneys in such Reconstruction Account shall be withheld until a final certificate of occupancy is delivered to the Authority and the Trustee.

     The Trustee may not make any payments from the Reconstruction Account to repair, restore, replace, modify or improve the Security Property or acquire the Substitute Facilities, as applicable, pursuant to this Section 7.2 unless the Borrower has (i) first, obtained a fixed price construction or improvement of the Security Property or the acquisition of Substitute Facilities, as applicable, specifying a completion date therefore, and (ii) caused the deposit to the Reconstruction Account an amount which, together with the Net Proceeds and all interest to be earned thereon through the completion date established in clause (i) above, will be sufficient to pay all costs of repair, restoration, modification and improvement of the Security Property or the acquisition of Substitute Facilities, as applicable. Thereafter, the Trustee, upon receipt of a certificate of an Authorized Representative of the Borrower that payments are required for such purpose, shall apply so much as may be necessary of such Net Proceeds to the payment of the costs of the restoration of the Security Property or the acquisition of Substitute Facilities at the option of the Borrower, such moneys to be applied either on completion thereof or as the restoration or acquisition progresses, at the option of the Trustee.

     In the event amounts in the Reconstruction Account are not sufficient to pay in full the costs of such restoration of the Security Property or such acquisition of Substitute Facilities, the Trustee shall request the Borrower to pay into the Reconstruction Account an amount sufficient to pay all such costs, and, upon receipt of such request, the Borrower shall forthwith pay such amount to the Trustee. In the event that the Borrower fails to pay any such amounts into the Reconstruction Account, then the Single Lot Bonds shall be prepaid in accordance with Section 7.2(b) of this Agreement.

     Except as may be otherwise agreed to in writing by the Authority, the Security Property, as so restored, or the Substitute Facilities, whether or not requiring the expenditure of the Borrower's contribution, shall automatically become part of the Security Property as if the same were specifically described herein.

     Any balance of such Net Proceeds of any Condemnation award remaining after payment of all costs of such restoration or acquisition shall be deposited in the Special Redemption Account held by the Trustee and used only to prepay the Single Lot Bonds as provided in Section 5.11(a) of the General Bond Resolution.

     (b) In the event that the Borrower shall fail or elect not to replace, repair or restore the Security Property or to acquire Substitute Facilities, or if an Event of Default under Section 10.1 hereof shall have occurred and be continuing, then the Net Proceeds of the Condemnation Award shall be transferred from the Reconstruction Account to the Special Redemption Account or otherwise paid to the Trustee for deposit into the Special Redemption Account. To the extent that such Net Proceeds so transferred into the Special Redemption Account are not sufficient to pay the Single Lot Bonds in whole pursuant to Section 2.08 of the Single Lot Resolution, the Borrower shall forthwith pay the sum of such deficiency to the Trustee for deposit into the Special Redemption Account.

     (c) The Borrower shall not be obligated to restore the Project or to acquire Substitute Facilities, and all such Net Proceeds shall be paid to the Borrower for its corporate purposes, if the Single Lot Bonds and interest thereon have been paid in full.

     (d) The Authority shall cooperate fully with the Borrower in the handling and conduct of any Condemnation proceeding with respect to the Security Property.

     Section 7.3. CONDEMNATION OF OR DAMAGE TO BORROWER-OWNED PROPERTY OTHER THAN SECURITY PROPERTY. The Borrower shall be entitled to the proceeds of any Condemnation award or insurance awards, or portion thereof, made for damage to or taking of any Property which, at the time of such damage or taking, is not part of the Security Property and which is owned by the Borrower.

                                  ARTICLE VIII

                                SPECIAL COVENANTS

     Section 8.1.   QUALIFICATION IN THE STATE.   Throughout the Loan Term, the
Borrower shall continue to be duly authorized to do business in the State.

     Section 8.2.   HOLD HARMLESS PROVISIONS.     (a)   The Borrower during the
Loan Term hereby releases the Indemnified Parties from, agrees that the Indemnified Parties shall not be liable for and agrees to indemnify and hold the Indemnified Parties harmless from and against any and all liability arising from or expense incurred by the Authority's making the loan to the Borrower pursuant to this Agreement, including without limiting the generality of the foregoing, all causes of action and attorneys' fees and any other expenses incurred in defending any suits or actions which may arise as a result thereof, provided that any such liabilities or expenses of the Indemnified Parties are not incurred or do not result from the intentional or willful wrongdoing of the Indemnified Parties or any of their members, agents or employees.

     (b) Notwithstanding any provision of this Agreement or the Authority Resolution to the contrary, the Borrower shall be liable for, and shall hold the Indemnified Parties harmless against, any liability for any failure by any Person to comply with the requirements of Section 148 of the Code, including, without limitation, the failure to make rebate payments due to the United States of America under Section 148 of the Code with respect to the Single Lot Bonds. Further, the Borrower specifically agrees that Indemnified Parties shall not be held liable, or in any way responsible, for any investment of any Fund or Account or the General Guaranty Fund or other "gross proceeds" (as defined in Section 148 of the Code) under the control or custody of the Authority or the Trustee or the Escrow Holder or for any mistake or error in the filing of any rebate payments required pursuant to Section 148 of the Code or the determination of any amount due to the United States of America or for any consequences resulting from any such mistake or error.

     Section 8.3.   BORROWER TO MAINTAIN ITS EXISTENCE; CONDITIONS UNDER WHICH
EXCEPTIONS PERMITTED.    The Borrower agrees that during the Loan Term it will
maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it; provided, however, that any mortgages and security interests in personal property entered into by the Borrower in the ordinary course of business with respect to any of its Property shall not be deemed to constitute a disposition of assets for purposes of this Section 8.3 and provided further that, if no Event of Default specified in Section 10.1 hereof shall have occurred and be continuing, the Borrower may consolidate with or merge into another domestic corporation organized and existing under the laws of one of the states of the United States of America, or permit one or more such domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another such domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided (a) that the surviving, resulting, or transferee corporation, as the case may be, is incorporated under the laws of the State or qualifies to do business in the State, (b) that the surviving, resulting or transferee corporation, as the case may be, assumes in writing all of the obligations of and restrictions on the Borrower under this Agreement and the Note and any other agreement securing the Borrower's performance of its obligations hereunder, (c) that the consummation of the transaction will not adversely affect the tax-exempt status of the interest payable on the Single Lot Bonds or any of the Bonds then outstanding, (d) that immediately after the consummation of the transaction, and after giving effect thereto, the surviving, resulting or transferee corporation, as the case may be, has a Net Worth at least equal to the Net Worth of the Borrower immediately prior to the transaction, and (e) that as of the date of such consolidation, merger, sale or transfer, the Authority and Trustee shall be furnished with (i) an opinion of Independent Counsel opining as to the compliance with items (a) and (b) of this Section 8.3, (ii) an opinion of Bond Counsel opining as to the compliance with item (c) of this Section 8.3, (iii) an opinion of an Accountant
opining as to the compliance with item (d)  of this Section 8.3 and (iv)    a
certificate, dated the effective date of such consolidation, merger, sale of transfer, signed by the chief executive officer and the chief financial officer of the Borrower and of the surviving, resulting of transferee corporation, as the case may be, to the effect that immediately after the consummation of the transaction, and after giving effect thereto, no Event of Default exists under this Agreement (as set forth in Section 10.1(a) hereof) and no event exists which, with notice or lapse of time or both, would become such an Event of Default and that the provisions of Section 8.3(d) hereof are and will be satisfied.

     Section 8.4. AGREEMENT TO PROVIDE INFORMATION. The Borrower agrees, whenever requested by the Trustee or the Authority, to provide and certify or cause to be provided and certified such information concerning the Borrower, its finances, and such other topics as the Trustee or the Authority from time to time reasonably considers necessary or appropriate, including, but not limited to such information as may be necessary to enable the Authority to make any reports required by the Act, any other law or governmental regulation or to enable the Authority to issue additional lots of Bonds under the General Bond Resolution and publicly or privately market the same.

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

     Section 8.5. BOOKS OF RECORD AND ACCOUNT; FINANCIAL STATEMENTS. (a) The Borrower agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of business and affairs of the Borrower. The Authority, the Legislative Auditor and the Trustee or their designated agents or representatives shall have the right to inspect such accounts, records and books during reasonable business hours.

     (b) Within 120 days after the close of each fiscal year of the Borrower during the Loan Term, the Borrower shall furnish to the Authority and the Trustee a consolidated balance sheet, a consolidated statement of income and retained earnings and a consolidated statement of cash flow of the Borrower for the immediately preceding fiscal year, all in reasonable detail (including footnotes to such financial statements), such financial statements either (i) to be audited and accompanied by the opinion of an Accountant or (ii) to be prepared by an Accountant and accompanied by a review letter of the Accountant. If the Borrower has its financial statements audited as part of its standard business practice, then the financial statements that the Borrower is required to furnish pursuant to this Section 8.5(b) must be audited and accompanied by the opinion of an Accountant.

     (C) In addition to the foregoing, such financial statements shall be accompanied by a report containing all of the calculations required by Section 8.20(a) and (b) of this Agreement to determine whether or not the Borrower is in compliance with the requirements of Section 8.20(a) and (b) of this Agreement, such calculations to be prepared by an Accountant from the then-current audited financial statements of the Borrower or the financial statements of the Borrower prepared by the Accountant, as the case may be.

     Section 8.6. CAPITAL EXPENDITURES BORROWER TO FILE STATEMENTS WITH INTERNAL REVENUE SERVICE. The Borrower agrees to file, and to cause all Principal Users to file, with the Internal Revenue Service of the United States Treasury Department or any other authorized governmental agency any and all statements or other instruments which may be required by Section 103 and Sections 140 to 150 of the Code to be filed by such Persons, at the times required therein.

     The Borrower also covenants that it will fulfill all conditions specified in Section 144(a) of the Code to qualify the Bonds as a "small issue" thereunder and that it will not make or permit to be made or incurred any capital expenditures which under the provisions of Section 144(a) of the Code would cause interest on the Single Lot Bonds to be subject to Federal income taxes in the hands of Bondholders other than a "substantial user, of the Project or a "related person", as those terms are defined in the Code.

     Section 8.7.   ASSURANCE AS TO TAX-EXEMPTION.     Notwithstanding any other
provision of this Agreement, so long as the Single Lot Bonds shall be unpaid, neither the Authority nor the Borrower shall use, or direct or permit the use of, the Bond Proceeds or any other moneys within their respective control (including without limitation the proceeds of any insurance or any Condemnation award with respect to the Project) which, if such use had been reasonably expected on the date of issue of the Single Lot Bonds, would have caused the Single Lot Bonds to be "arbitrage bonds" within the meaning of such quoted term in Section 148 of the Code or which use has resulted or will result in violation of any of the requirements of Section 148 of the Code.

     Section 8.8.   CERTIFICATE OF NO DEFAULT.    The Borrower agrees to deliver
to the Trustee and to the Authority within 120 days after the close of each fiscal year of the Borrower, a certificate of an Authorized Representative of the Borrower (a) to the effect that each of them is not aware of any condition, event or act which constitutes an Event of Default hereunder, and no condition, event or act which, with notice of lapse of time, or both, would constitute such an Event of Default, or if any such condition, event or acts exists, specifying the same, and (b) to the effect that each of them is not aware of any failure in the payment of any part of the principal of or interest on any outstanding indebtedness of the Borrower for money borrowed and as the same shall become due and payable, whether at the stated maturity of such indebtedness or at a date fixed for redemption or otherwise, or the acceleration of the maturity of any such indebtedness following a default under the terms of any agreement or instrument relating to any such indebtedness.

     Section 8.9. NOTICE OF DEFAULT. The Borrower will forthwith, upon the occurrence of an Event of Default hereunder or upon the occurrence of a condition, event or act which, with notice or lapse of time, or both, would constitute such an Event of Default, notify in writing the Trustee and the Authority of the occurrence of such Event of Default.

     Section 8.10. ASSIGNMENT AND LEASING. (a) This Agreement may be assigned in whole or in part and the Project may be leased as a whole or in part by the Borrower, but only with the written consent of the Authority and the Trustee and provided further that:

            (i) No assignment (other than pursuant to Section 8.3 hereof) or lease shall relieve the Borrower from primary liability for any of its obligations hereunder;

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

           (ii) The assignee or lessee shall assume the obligations of the Borrower hereunder to the extent of the interest assigned or leased;

          (iii) The Borrower shall, within ten (10) days after the delivery thereof, furnish or cause to be furnished to the Authority and to the Trustee a true and complete copy of each such assignment or lease, as the case may be, and the instrument of assumption;

           (iv) The tax-exempt status of the interest on the Bonds then outstanding shall not be adversely affected thereby;

            (v) The assignment or lease shall be subject and subordinate to the Lien of this Agreement, the Mortgage and the Pledge; and

           (vi) Neither the validity nor the enforceability of this Agreement, the Mortgage, the Guaranty or any security interest created thereunder shall be adversely affected thereby.

     (b) As of the purported effective date of any assignment or lease pursuant to subsection (a) of this Section 8.10 and as an express condition precedent to the effectiveness thereof, the Borrower shall furnish the Trustee with an opinion, in form and substance satisfactory to the Trustee, (i) of Bond Counsel opining that the tax-exempt status of the interest on the Bonds will not be adversely affected thereby, (ii) of Independent Counsel that the assignment or lease is subject and subordinate to the Lien of this Agreement, the Mortgage and the Pledge, (iii) of Independent Counsel that neither the validity nor the enforceability of this Agreement, the Note, the Mortgage and the Guaranty will be adversely affected thereby and (iv) of Independent Counsel opining that the assumption of obligations of the Borrower by any Person pursuant to
Section 8.10 (a) (ii) hereof will constitute a valid and legally enforceable assumption by such Person.

     (c) Any reassignment or sublease in turn of any assignment or lease entered into pursuant to subsection (a) of this Section 8.10 shall comply with and be subject to all the provisions of subsections (a) and (b) of this
Section 8.10. Any sublease in turn of a lease entered into pursuant to subsection (a) of this Section 8.10 shall be subject and subordinate to such original lease.

     Section 8.11. RIGHT TO INSPECT THE PROJECT AND SECURITY PROPERTY. The Authority, the Trustee and the duly authorized

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

agents of either of them shall have the right at all reasonable times to inspect the Project and the Security Property.

     Section 8.12. COMPLIANCE WITH ORDERS, ORDINANCES, ETC. (a) The Borrower agrees that it will, throughout the Loan Term, promptly comply with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Security Property or any part thereof, or to any use, manner of use or condition of the Security Property or any part thereof.

     (b) Notwithstanding the provisions of subsection (a) of this Section 8.12, the Borrower may in good faith contest the validity or the applicability of any requirement of the nature referred to in such subsection (a). In such event, the Borrower may fail to comply with the requirement or requirements so contested during the period of such contest and any appeal therefrom, unless the Authority or the Trustee shall notify the Borrower that by failure to comply with such requirement or requirements the Lien of the Mortgage or the security interest created by Section 5.4(a) and (b) of this Agreement as to any part of the Security Property may be materially endangered or the Security Property or any part thereof may be subject to loss or forfeiture, in which event the Borrower shall promptly take such action with respect thereto as shall be satisfactory to the Trustee.

     Section 8.13.  LIENS AND ENCUMBRANCES.  (a)   During the Loan Term and
subject to the provisions of Section 5.4 of this Agreement, the Borrower shall not permit or create or suffer to be permitted or created any Lien, except for Permitted Encumbrances, upon the Security Property or any part thereof, nor may the Borrower assign, sell or otherwise dispose of the Security Property or any part thereof, without the prior written consent of the Authority and the
Trustee.   Any such Lien, if nonetheless created or permitted, shall be discharged by the Borrower forthwith.

     (b) Notwithstanding the provisions of subsection (a) of this Section 8.13, the Borrower may in good faith contest any Lien upon the Security Property or any part thereof by reason of any labor, services or materials rendered or supplied or claimed to be rendered or supplied with respect to the Project or any part thereof. In such event, the Borrower may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the

Authority or the Trustee shall notify the Borrower that by nonpayment of any such item or items the Lien of the Mortgage or the security interest created by
Section 5.4(a) and (b) of this Agreement may be materially endangered or the Security Property or any part thereof may be subject to loss or forfeiture, in which event the Borrower shall promptly secure payment of all such unpaid items by filing a bond, in form and substance and in such amount satisfactory to the Trustee, thereby causing a Lien to be removed.

     (c) Upon the request of the Authority or the Trustee, the Borrower shall provide the Authority and the Trustee, within sixty (60) days of such request, with proof satisfactory to the Trustee that all items of Security Property continue to be free and clear of all Liens (other than Permitted Encumbrances).

     (d) Notwithstanding the provisions of subsection (a) of this Section 8.13, the Authority shall be required to release from the Lien of Mortgage any part of the Security Property constituting real property, provided (i) an independent architect satisfactory to the Authority certifies that the real property to be released is not material to the continued business operations of the Borrower at the site owned by the Borrower and (ii) the Appraised Value of the real property to be released is not more than 5% of the overall Appraised Value of the Security Property constituting real property. Pursuant to this Section 8.13(d), the Authority shall execute such instruments as shall be necessary to effect such release from the Mortgage as provided above as may be requested by the Borrower.

     Section 8.14. IDENTIFICATION OF EQUIPMENT. All Equipment shall be properly identified by the Borrower by appropriate records, including computerized records.

     Section 8.15. RELOCATION OF THE EQUIPMENT. The Borrower covenants and agrees that during the Loan Term it will not remove the Equipment (except in accordance with the terms of Section 5.4(c) hereof) from the Land to a new location either within or outside of the State, without first obtaining the express written consent of the Authority with respect to such removal and relocation.

     Section 8.16.  DEPRECIATION DEDUCTIONS AND INVESTMENT TAX CREDIT.     The
parties agree that the Borrower shall be entitled to all depreciation deductions with respect to any depreciable property in the Project pursuant to Section 167 of the Code and to any investment credit pursuant to Section 38 of the Code with respect to any portion of the Project which constitutes "Section 38 Property".

     Section 8.17. MORTGAGE COVENANTS. The Borrower covenants and agrees to perform all of the obligations and covenants imposed upon it pursuant to the Series 1985 Bond Documents and the Mortgage and agrees that any failure to perform any such covenants may constitute a default for purposes of this Agreement.

     Section 8.18.  COVENANT AGAINST DISCRIMINATION.   The Borrower covenants
and agrees that in the performance of this Agreement on the employment of persons at the Project it will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religion, national origin or sex in any manner prohibited by the laws of the United States of America or of the State.

     Section 8.19. EMPLOYMENT RECORDS. Within sixty (60) days after the close of each calendar year, the Borrower shall furnish a written report to the Authority of the total number of employees at the Project, and shall separately indicate: (a) the number of permanent new jobs which was estimated to be created by the Project on the Borrower's application to the Authority, with job descriptions and annual salaries; (b) which of these permanent new jobs are currently filled; and (c) the average number of full-time, part-time or seasonal employees at the Project within the three (3) categories of (i) professional, managerial, technical, (ii) skilled, and (iii) semi-skilled or unskilled for the
current reporting period.   In addition, such report shall contain information
with respect to employment at the Project that is required to be contained in the employment reports described in MINNESOTA STATUTES, Section 474.01, Subd. 11.

     Section 8.20. CERTAIN FINANCIAL COVENANTS. (a) During the Loan Term and as of any date of calculation, the Borrower shall maintain a Net Worth of not less than $3,000,000.

     (b) During the Loan Term and as of the date of any calculation, the Borrower shall maintain a ratio of earnings before paying interest on all of its Indebtedness, taxes and making allowances for depreciation and amortization (all in accordance with generally accepted accounting principles) to regularly scheduled payments of principal and interest on all Funded Indebtedness of the Borrower averaged for the last three (3) full fiscal years of the Borrower of at least 1.5 to 1.0.

     (c) Notwithstanding anything contained herein to the contrary, the failure by the Borrower to comply with the provisions of either Section 8.20(a) or
Section 8.20(b) of this Agreement shall not constitute an Event of Default hereunder, but shall result in the following requirements of the Borrower during the continuance of such failure:

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

            (i) That the Borrower shall not, without the prior written consent of the Authority, incur any Funded Indebtedness other than Subordinated Indebtedness and other than purchase money indebtedness for real or personal property usable in the business of the Borrower.

           (ii) That the Borrower shall not, without the prior written consent of the Authority, declare or pay any dividends except as permitted under Section 8.21 of this Agreement.

          (iii) That the Borrower shall not, without the prior written consent of the Authority, pay any annual increases in total compensation (excluding insurance, health, dental and pension benefits) to the directors and officers of the Borrower or any person who is related by blood or marriage to any of such directors and officers in excess of 7%.

     (d) Notwithstanding anything contained herein to the contrary, during the Loan Term, the Borrower shall not make any payments of principal or interest on any Subordinated Indebtedness to the extent that the making of such payments would cause the Borrower to be in noncompliance with the provisions of Section 8.20(a) of this Agreement. Failure to comply with the provisions of this
Section 8.20(d) shall constitute an Event of Default hereunder.

     (e)  The calculations required by Section 8.20(a), Section 8.20(b) ,
Section 8.20(c) and Section 8.20(d) of this Agreement shall be prepared by an Accountant and submitted to the Authority and the Trustee annually pursuant to
Section 8.5 of this Agreement.

     Section 8.21. COVENANT AGAINST LOANS, DIVIDENDS, ETC. The Borrower covenants and agrees that it will not, without the prior written consent of the Authority, pay or declare any dividends on any class of its capital stock or make any loans or transfer title to any of its assets to any officer or stockholder of the Borrower, in an amount or at fair market value in the aggregate in excess of $-O- in any single fiscal year of the Borrower. Notwithstanding the foregoing sentence, the Borrower may declare and pay dividends from time to time with respect to its capital stock in amounts reasonably determined by an Accountant to pay when due (including estimated payments) the actual (or estimated, as the case may be) aggregate and cumulative federal and state income tax liabilities (including any penalties and interest) of the shareholders of the Borrower that arise directly or indirectly by virtue of the Borrower's making and having in effect an election under, and being treated as an "S corporation" within the meaning of, Sections 1361 ET SEA. of the Code.

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

     Section 8.22.  COVENANT AGAINST REDEMPTION OF STOCK.   The Borrower
covenants and agrees that it will not, without the prior written consent of the Authority, redeem any capital stock of the Borrower or purchase any treasury stock of the Borrower.

     Section 8.23. COVENANT AGAINST UNREASONABLE COMPENSATION. The Borrower covenants and agrees that it will not pay directors' and officers' salaries or provide any form of compensation to its directors and officers in excess of that reasonable for services rendered.
     Section 8.24.  AMENDMENT OF INTERIM LOAN DOCUMENTS.    The Borrower
covenants and agrees not to amend any of the Interim Loan Documents, without first obtaining the prior written consent of the Authority and the Trustee.

     Section 8.25.  VACANT POSITIONS.   Borrower agrees to list any vacant or
new positions with the job services of the commissioner of jobs and training or a local service unit as required by MINNESOTA STATUTES, Section 268.66.

                                   ARTICLE IX

                           PLEDGE OF CERTAIN INTERESTS

     Section 9.1. PLEDGE OF CERTAIN INTERESTS TO BONDHOLDERS. (a) The Authority under Section 1.04 of the General Bond Resolution and under Section
6.01 of the Single Lot Resolution has Pledged all of its rights and interest and all provisions of this Agreement and the Note (except pursuant to Section 8.2 hereof), the Mortgage and the Guaranty as security for the payment of the principal of, premium, if any, and interest on the Bonds and the Single Lot Bonds. Such Pledge shall in no way impair or diminish any obligation of the Borrower under this Agreement, the Note and the Mortgage or the Guarantors under the Guaranty. The Borrower hereby consents to such Pledge by the Authority.

     (b) Except as provided in this Section 9.1 and in Article X of this Agreement and except as otherwise expressly provided in this Agreement, the Note, the Mortgage and the Guaranty, the Authority shall not sell, assign, transfer, convey or otherwise dispose of its interest in or its rights under this Agreement, the Note, the Mortgage and the Guaranty, without the prior written consent of the Borrower and the Guarantors.

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

     Section 10.1. EVENTS OF DEFAULT DEFINED. (a) The following shall be "Events of Default" under this Agreement and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

           (i) The failure by the Borrower to pay or cause to be paid, when due, the amounts specified to be paid pursuant to Section 5.1, Section 5.2(a) or
     Section 11.1(a) hereof and the Note;

          (ii) The failure by the Borrower to observe and perform any covenant contained in Section 8.3 hereof;

         (iii) The failure by the Borrower to observe and perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in Sections 10.1(a)(i), (ii), (iv), (v),
     (vi) or (vii) hereof) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Borrower by the Authority or the Trustee however, if such failure cannot be cured or corrected within such thirty (30) day period and with the consent of the party giving such written notice, the thirty (30) day period may be extended for up to one hundred fifty (150) additional days so long as the Borrower proceeds diligently in good faith to cure or correct such failure;

          (iv) The dissolution or liquidation of the Borrower or the filing by the Borrower of a voluntary petition in bankruptcy, or the failure by the Borrower within sixty (60) days to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Facility, or the commission by the Borrower of any act of bankruptcy, or the adjudication of the Borrower as a bankrupt, or the assignment of assets by the Borrower for the benefit of its creditors, or the entry by the Borrower into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Borrower in any proceeding for its reorganization instituted under the provisions of any state or Federal bankruptcy or similar law, or appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver of the whole or a substantial portion of the Properties of the Borrower (unless such receiver is removed or discharged within sixty (60) days of the date of his qualification). The term "dissolution or liquidation of the Borrower" as used in this subsection shall not be construed to include any transaction permitted by Section 8.3 hereof;

          (v) The failure in the payment of any part of the principal of or interest on any Indebtedness of the Borrower for money borrowed having an outstanding principal amount of $50,000, when and as the same shall become due and payable, whether at the stated maturity of such Indebtedness or at a date fixed for redemption or otherwise, which failure results in the acceleration of the maturity of any such indebtedness following a default under the terms of any agreement or instrument relating to any such indebtedness;

          (vi) The occurrence and continuance of an "event of default" under the Series 1985 Loan Agreement, the Mortgage or the Guaranty; and

         (vii) The occurrence and continuance of a default or an event of default under any of the Interim Loan Documents resulting in the acceleration of the maturity thereof or the demand of payment in full thereof.

     (b) Notwithstanding the provisions of Section 10.1(a), if by reason of FORCE MAJEURE either party hereto shall be unable in whole or in part to carry out its obligations under this Agreement and if such party shall give notice and full particulars of such FORCE MAJEURE in writing to the other party and to the Trustee within a reasonable time after the occurrence of the event or cause relied upon, the obligations under this Agreement of the party giving such notice, so far as they are affected by such FORCE MAJEURE, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. The suspension of such obligations for such period pursuant to this subsection (b) shall not be deemed an Event of Default under this Section 10.1. Notwithstanding anything to the contrary in this subsection (b), an event of FORCE MAJEURE shall not excuse, delay or in any way diminish the obligations of the Borrower to make the payments required by
Section 5.1. Section 5.2 and Section 11.1(a) hereof, to obtain and continue in full force and effect the insurance required by Section 4.6 and Section 6.4 hereof, to provide the indemnity required by Section 8.2 hereof and to comply with the provisions of Sections 2.2(c), 2.2(g), 2.2(m), 2.2(u), 2.2(aa), 2.2(bb), 2.2(ee), 2.2(ff), 4.3, 4.5, 5.2(e), 5.3, 6.1, 6.3, 6.5, 6.6, 6.7, 8.3,
8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.15, 8.16, 8.17, 8.18,
8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.25 and 8.26 hereof. The term "FORCE
MAJEURE" as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions, or officials, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the party claiming such inability.

     Section 10.2. REMEDIES ON DEFAULT. (a) Whenever any Event of Default shall have occurred and be continuing, the Authority or the Trustee may take any one or more of the following remedial steps:

           (i) Declare, by written notice to the Borrower, to be immediately due and payable, whereupon the same shall become immediately due and payable and so accelerated: (i) all unpaid amounts payable pursuant to Section 5.1 hereof, and pursuant to the Note (constituting principal on the Loan and accrued but unpaid interest thereon) and (ii) all other payments due under the Series 1985 Bond Documents, this Agreement and pursuant to the Note (whether or not constituting principal on the Loan and accrued but unpaid interest thereon);

          (ii) Terminate the disbursement of any moneys in the Construction Account in accordance with Section 4.3 hereof and, upon acceleration of the Loan pursuant to Section 10.2(a)(i) of this Agreement, transfer such moneys to the Special Redemption Account;

         (iii) Foreclose and otherwise enforce the Mortgage and/or the Series 1985 Bond Documents on, and any security interest in, the Facilities, the Land, the Building and the Equipment;

          (iv) Take possession of the Equipment and for that purpose the Borrower agrees that (a) it will, when so requested by the Authority or the Trustee assemble the Equipment and make it available to the Authority or the Trustee on the premises on which it is located and (b) the Authority and the Trustee, their employees, agents and representatives shall have the right to peacefully enter upon any premises in the possession of the Borrower wherein the Equipment or any part thereof may be located and take possession of and remove such Equipment without interference or hindrance from the Borrower, its officers, agents or employees or any person associated therewith;

           (v) Upon ten (10) business days' notice to the Borrower (which the Borrower hereby agrees is commercially reasonable) the Authority or Trustee may proceed to sell or otherwise dispose of the Equipment or any part thereof by public or private sale in any commercially reasonable manner (and without intending to limit the generality of the foregoing, the Borrower hereby agrees that the sale of such property at a public auction conducted by a reputable auctioneer in the manner in which such auctions are usually conducted is commercially reasonable);

          (vi) Take any action authorized or permitted under the Series 1985 Bond Documents; and

         (vii) Take any other action at law or in equity which may appear necessary or desirable to collect the payments then due or thereafter to become due and to enforce the obligations, agreements or covenants of the Borrower under this Agreement, the Note and the Series 1985 Bond Documents and by the Guarantors under the Guaranty.

     (b)  Any sums realized as a consequence of any action taken pursuant to
Section 10.2(a) shall be paid to the Trustee and shall be applied by the Trustee, subject to the provisions of Section 4.8 hereof and Section 7.04 of the General Bond Resolution, in accordance with the provisions of Section 6.06(d) of the General Bond Resolution, to which such application the Borrower hereby consents.

     Section 10.3. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Authority is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement and the Note.

     Section 10.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Authority or the Trustee should employ attorneys or incur other expenses in response to any request of the Borrower or a Guarantor or for the collection of amounts payable hereunder or the implementation or enforcement of performance or observance of any obligations or agreements on the part of the Borrower herein contained, including without limitation obligations and agreements under this Section 10.4, the Borrower shall, on demand therefor, pay to the Authority or the Trustee the reasonable fees of such attorneys and such other expenses so incurred. Commencement of a lawsuit to recover any amount payable under this Agreement or the Note shall be deemed a demand for payment of all expenses incurred in the course of such lawsuit, including without limitation attorneys' fees.

     Section 10.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained herein should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder including without limitation a subsequent breach or subsequent breaches of the same provision of this Agreement.

                                   ARTICLE XI

                         EARLY TERMINATION OF AGREEMENT;
                               PREPAYMENT OF LOAN

     Section 11.1. EARLY TERMINATION OF AGREEMENT. (a) The Borrower shall terminate this Agreement and shall comply with the requirements set forth in
Section 11.2 hereof within 90 days after a Determination of Taxability. The obligation of the Borrower to comply with the requirements of this Section 11.1(a) shall be absolute and unconditional to the same extent as provided in Sections 5.1 and 5.3 of this Agreement.

     (b) The Borrower shall have an option to terminate this Agreement upon filing with the Authority and the Trustee a certificate signed by an Authorized Representative of the Borrower stating the Borrower's intention to do so on the next succeeding Bond Payment Date pursuant to this Section 11.1(b) and complying with the requirements of Section 3.02(b) of the General Bond Resolution and upon further compliance with the requirements set forth in Section 11.2 hereof.

     Section 11.2. CONDITIONS TO EARLY TERMINATION OF AGREEMENT. In the event the Borrower exercises its option, or is required, to terminate this Agreement in accordance with any provision of Section 11.1 hereof, the Borrower shall comply with the requirements set forth in the following three subsections:

     (a)  The following payments shall be made:

          (i) TO THE TRUSTEE FOR THE ACCOUNT OF THE AUTHORITY: an amount certified by the Trustee which, when added to the total amount on deposit with the Trustee for the account of the Authority and the Borrower and available for such purpose, will be sufficient (A) to pay, for deposit into the Special Redemption Account, the amount required by Section 2.08(a) of the Single Lot Resolution as the Redemption Price for the Single Lot Bonds in connection with the redemption in whole of such Bonds, if such termination is pursuant to Section 11.1(a) hereof, or (B) to pay, for deposit into the Optional Redemption Account, the Redemption Price of the Single Lot Bonds in connection with the redemption in whole of such Bonds, in accordance with the terms of Section 2.07(a) of the Single Lot Resolution, together with all interest on such Single Lot Bonds which will accrue to the date of prepayment (which shall be the next succeeding Bond Payment Date for which the Trustee may give notice pursuant to Section 3.03 and Section 3.04 of the General Bond Resolution), if such termination is pursuant to Section 11.1(b) hereof;

          (ii) TO THE AUTHORITY: an amount certified by the Authority sufficient to pay all unpaid fees and expenses of the Authority incurred under this Agreement and the Authority Resolution; and

         (iii) TO THE APPROPRIATE PERSON: an amount sufficient to pay all other fees, expenses or charges, if any, due and payable or to become due and payable under this Agreement and the Authority Resolution and not otherwise paid or provided for.

     (b) The certificate required to be filed pursuant to Section 11.1(b), shall specify the date upon which the payments pursuant to subdivision (a) of this Section 11.2 shall be made, which date shall not be less than ninety (90) nor more than one hundred twenty (120) days from the date such certificate is filed with the Authority and the Trustee.

     Section 11.3. DISCHARGE OF LIEN. If the Borrower shall pay or cause to be paid, or there shall otherwise be paid, to the Holders of all outstanding Series 1985 Bonds and the Single Lot Bonds or to the Trustee with respect thereto, the principal or Redemption Price, if applicable, and interest due or to become due at the times and in the manner stipulated therein, then the rights in the Security Property hereby granted and all covenants, agreements and other obligations of the Borrower hereunder to the Authority and the Trustee shall thereupon cease, terminate and become void and be discharged and satisfied. In such event, the Authority and the Trustee shall cancel and discharge the Lien of the Mortgage and the security interest in the Equipment created in Section 5.4 of this Agreement and execute and deliver to the Borrower all such instruments as may be appropriate to evidence such discharge and satisfaction of such liens. After payment in full of the Series 1985 Bonds and the Single Lot Bonds and the interest thereon and the payment of all fees, charges, expenses and other amounts required to be paid under this Agreement, the Note, the Single Lot Resolution and the Series 1985 Bond Documents, all amounts on deposit with the Trustee for the account of the Authority and the Borrower under this Agreement, the Note and the Single Lot Resolution, if any, shall be applied by the Trustee in accordance with the provisions of Section 5.21 of the General Bond Resolution.

     Section 11.4. PREPAYMENT OF LOAN IN PART. (a) The Borrower shall have the Option to prepay the Loan in part upon filing with the Authority and Trustee a certificate signed by an Authorized Representative stating the Borrower's intention to do so pursuant to this Section 11.4 and complying with the require-ments of Section 2.07(a) of the Single Lot Resolution and Section 3.02(b) of the General Bond Resolution. Such certificate shall specify the date (which shall be a Bond Payment Date) and amount of the partial prepayment of the Loan, which date shall not be less than one hundred twenty (120) days nor more than ninety (90) days.

     (b) Upon the filing of such certificate, the Borrower shall pay to the Trustee for the account of the Authority a sum sufficient to pay, for deposit into the Optional Redemption Account, the Redemption Price of the amount of the Single Lot Bonds to be redeemed (from the amounts to be prepaid on the Loan as certified in Section 11.4(b) of this Agreement) in accordance with the terms of
Section 2.07(a) of the Single Lot Resolution, together with all interest on such Single Lot Bonds which will accrue to the date of prepayment.

     Section 11.5. REFUNDING CONSENT. If after August 1, 1990 the Authority certifies to the Borrower that it wishes to refund the Single Lot Bonds in order to permit the Authority to amend the provisions of the General Bond Resolution or the General Guaranty Fund Pledge and Escrow Agreement without the necessity of obtaining Bondholder consent, the Borrower hereby consents to the issuance of a Lot of refunding Bonds to refund the Single Lot Bonds at the then prevailing rates of interest (provided that the interest payable on such refunding Bonds shall continue the tax-exempt status of the Single Lot Bonds, if any). In connection with any such refunding, the Borrower hereby covenants to amend or supplement this Agreement and the Mortgage (and shall cause the Guarantors to amend the Guaranty) to such extent, or to provide substitute documents therefor, as in the opinion of the Authority shall be necessary to effect such refunding, including the payment of debt service on such refunding Bonds when and as due and at the rate of interest set forth therein. The Borrower hereby consents, in connection with such refunding, to any deposit by the Authority of all or part of the proceeds of such refunding Bonds (i) into the Special Redemption Account to prepay in whole the Single Lot Bonds or (ii) to be held by the Trustee to defease the Single Lot Bonds in accordance with the provisions of Section 11.02 and Section 11.03 of the General Bond Resolution.

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.1. NOTICES. All notices, other than interest billing notices, certificates or other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered and, if delivered by mail, shall be sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

     TO THE AUTHORITY:             Minnesota Agricultural and
                                    Economic Development Board
                                   900 American Center Building
                                   150 East Kellogg Boulevard
                                   Saint Paul, Minnesota 55101
                                   ATTENTION: Financial Management
                                       Division (Department
                                       of Trade and Economic
                                       Development)

     TO THE BORROWER:              May Printing Company
                                   221 Lincoln Avenue S.E.
                                   St. Cloud, Minnesota 56301
                                   ATTENTION: John Caye

     TO THE TRUSTEE:               First Bank National Association
                                   First Bank Place East
                                   Minneapolis, Minnesota 55402
                                   ATTENTION: Corporate Trust
                                      Division


A duplicate copy of each notice, certificate and other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee. The Authority, the Borrower and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

     Section 12.2.  BINDING EFFECT.     This Agreement shall inure to the
benefit of and shall be binding upon the Authority, the Borrower and their respective successors and assigns and shall create no rights in any other parties except as may be specifically set forth elsewhere in this Agreement.

     Section 12.3. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 12.4. AMENDMENTS, CHANGES AND MODIFICATIONS. This Agreement, the Mortgage and the Note may not be amended, changed, modified, altered or terminated without the concurring written consent of the Bondholders, except as provided in Section 6.08 of the General Bond
Resolution.   Wherever the consent or approval of the Authority or the Trustee is required or permitted under this Agreement, the Note, the Mortgage or the Guaranty, such consent or approval shall not be unreasonably withheld (based upon the standards set forth in the General Bond Resolution) and shall be promptly given (but this provision shall not be deemed to require any special meetings by the Authority's Board).

     Section 12.5. DATA PRIVACY DISCLOSURE. Borrower understands that the data which the Borrower provides pursuant to the Agreement, including, but not limited to, information required under Section 8.4, Section 8.5, Section 8.6,
Section 8.8 and Section 8.19 will be used by the Authority to:

     (a)  Assess Borrower's financial status;

     (b) Make any reports required by the Act, any other law or government regulation;

     (c) Provide such information to the public, including, but not limited to, potential purchasers of its Bonds, Bondholders, Bond Counsel and the Authority's underwriters and placement agents, as is needed in connection with the sale, issuance and payments of Bonds;


     (d) Enforce this agreement and any mortgage or other security instrument between the Borrower and the Authority; and

     (e)  Operate and evaluate its Program.

Borrower further understands that there is a possibility that the data might constitute a public record and may be examined by anyone. The Borrower hereby consents to the use of such data as described above and to its public disclosure. Failure to provide the required data may constitute an Event of Default under Section 10.1.

     Section 12.6.  EXECUTION OF COUNTERPARTS.    This Agreement may be executed
in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 12.7.  APPLICABLE LAW.     This Agreement shall be governed
exclusively by the applicable laws of the State.

     Section 12.8.  RECORDING AND FILING.    (a) The Mortgage financing
statements perfecting the security interest created therein or in this Agreement in all amounts payable hereunder shall be recorded or filed, as the case may be, in such office or offices as may at the time be provided by law as the proper place for the recordation or filing thereof. The Borrower shall be responsible for such recording and filing and shall bear the expense associated therewith.

   (b) The Authority and the Borrower shall execute and deliver all instruments and shall furnish all information necessary or appropriate to perfect or protect any security interest created or contemplated by this Agreement, the Mortgage or the Authority Resolution.

     Section 12.9. SURVIVAL OF OBLIGATIONS. This Agreement and the Note shall remain in full force and effect until the Single Lot Bonds and the Series 1985 Bonds, together with all interest thereon, and all amounts payable under this Agreement, the Note, the Authority Resolution, the Series 1985 Note and the Series 1985 Bond Documents shall have been paid in full. However, the obligations of the Borrower to make the payments required by Section 5.1,
Section 5.2(a) and Section 5.2(f) hereof and to provide the indemnity required by Section 8.2 hereof shall survive the termination of this Agreement and the full payment of the Single Lot Bonds and the Series 1985 Bonds.

     Section 12.10. TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING. The Table of Contents and the headings of the several Sections in this Agreement have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Agreement.

     Section 12.11. LIMITED LIABILITY. The Act prescribes and the parties intend that by reason of making this Agreement, by reason of the issuance of the Single Lot Bonds, by reason of the performance of any act required of the Authority by this Agreement, or by reason of the performance of any act requested of the Authority by the Borrower, no indebtedness or charge against the general credit or taxing powers, if any, of the Authority within the meaning of any constitutional or statutory limitation shall occur.

     IN WITNESS WHERE OF, the Authority and the Borrower have caused this Loan Agreement to be executed in their respective names as of July 1, 1990.

                                             MINNESOTA AGRICULTURAL AND
                                             ECONOMIC DEVELOPMENT BOARD


                                             BY
                                                -------------------------------
                                                Administrator
ATTEST:


/s/ Paul Moe
- ------------------------------------
Executive Director



                                             MAY PRINTING COMPANY


                                             By J. Scott May
                                                --------------------------------
                                                Its: Vice President


                                             And By /s/ Thomas May
                                                   -----------------------------
                                                Its: Chairman of the Board

     IN WITNESS WHEREOF, the Authority and the Borrower have caused this Loan Agreement to be executed in their respective names as of July 1, 1990.


                                             MINNESOTA AGRICULTURAL AND
                                             ECONOMIC DEVELOPMENT BOARD


                                             By /s/ David J. Speer
                                               --------------------------------
                                               Administrator

ATTEST:


/s/ Paul Moe
- ----------------------------------
Executive Director



                                             MAY PRINTING COMPANY


                                             By
                                               --------------------------------
                                                Its: Vice President


                                             And By
                                                   ----------------------------
                                                Its: Chairman of the Board

                              MAY PRINTING COMPANY

                                 PROMISSORY NOTE

                                  JULY 1, 1990

No. 1                                                            $4,205,000


     MAY PRINTING COMPANY (the "Borrower"), a corporation organized and existing under the laws of the state of Minnesota and authorized to conduct business in the State of Minnesota, acknowledges itself indebted and for value received hereby promises to pay to the order of the Minnesota Agricultural and Economic Development Board as the statutory successor to the Minnesota Energy and Economic Development Authority (the "Authority") and its successors and assigns, the principal sum of FOUR MILLION TWO HUNDRED FIVE THOUSAND ($4,205,000), together with interest on the unpaid principal balance of this Note until the Borrower's obligation with respect to the payment of such sum shall be discharged at a rate of interest identical to the stated rate of interest on the Series 1990B, Lot 1 Bonds referred to below (taking into account the different rates for the different maturities and principal amounts of the Series 1990B, Lot 1 Bonds), but payable not as provided in the Series 1990B, Lot 1 Bonds but as provided below and in the Loan Agreement referred to below.

     This Note is issued to evidence the obligation of the Borrower under and pursuant to, and shall be governed by and construed in accordance with the terms and conditions of, a loan agreement (the "Loan Agreement") between the Authority and Borrower dated as of July 1, 1990, for the repayment of the loan made by the Authority to the Borrower thereunder from the proceeds of the Authority's $4,205,000 principal amount of Minnesota Small Business Development Loan Program Revenue Bonds, Series 19908, Lot 1 (the "Series 1990B, Lot 1 Bonds") and the payment of interest thereon, including provision for prepayment of said loan in certain cases, and for the satisfaction of a certain right of reimbursement of the General Guaranty Fund as provided in the Loan Agreement under certain circumstances and for the satisfaction of a certain right of reimbursement of the Authority as provided in the Loan Agreement under certain circumstances. This Note is secured by a mortgage (the "Mortgage") made by the maker to the payee of even date herewith, on the Land and certain other property, as provided in the Loan Agreement, and is secured by a security interest in the Equipment, as defined in the Loan Agreement, granted by the maker to the payee as provided in the Loan Agreement. The Loan Agreement (together with this Note) and the Mortgage have been pledged to the Holders of the Bonds from time to time issued under the Minnesota Small Business Development Loan Program Revenue Bond General Bond Resolution (the "General Bond

Resolution") adopted by the Authority an September 26, 1984 and thereafter amended and restated from time to time pursuant to its terms.

     As provided in the Loan Agreement and subject to the provisions thereof, payments hereon are to be made in lawful money of the United States of America at the place and in the manner provided in the Loan Agreement, in monthly installments of principal and interest, commencing August 1, 1990, and payable thereafter on the first day of each month, such installments to be applied first to the payment of interest then due an this Note, and the remaining balance thereof to reduce the unpaid principal amount of this Note, with each installment payable as interest to include interest payable in advance due to and including the first day of the next succeeding month from the month in which the installment is payable and with each installment payable as principal to be similarly paid in advance. Commencing on August 1, 1990 and on the first day of each month thereafter, the monthly installments to be paid on this Note shall be an amount equal to (1) an installment of interest on each such date equal to one-sixth of the interest on the Series 1990B, Lot 1 Bonds on the next succeeding bond payment date (after receiving a credit on August 1, 1990 for any accrued interest received from the original purchaser thereof); and (2) an installment of principal on each such date equal to one-twelfth of the principal installment due on the Series 1990B, Lot 1 Bonds on the next succeeding bond payment date on which a principal installment thereon is due (taking into account such in-advance payments), such installments to be reduced by that sum or sums such that an or before August 1, 1991 and on or before the bond payment date on which a principal installment is due thereon any amounts then on deposit in the Holding Account created with respect to the Series 1990B, Lot 1 Bonds pursuant to the provisions of the General Bond Resolution plus the monthly installment then to be paid on this Note shall equal the debt service payment on the Series 1990B, Lot 1 Bonds due on such bond payment date.

     This Note may be prepaid in whole or in part in accordance with the provisions of the Loan Agreement. In addition, upon the occurrence of a "Determination of Taxability" (as defined in the Loan Agreement), this Note shall be mandatorily prepaid at the price and time specified in the Loan Agreement and the Loan Agreement shall be terminated in accordance with the provisions of Article XI of the Loan Agreement (and in particular, Section 11.1(a) and Section 11.2(a)(i)(A) thereof).

     The Borrower agrees to make the payments on this Note on the dates and in the amounts specified herein and in the Loan Agreement and in addition agrees to make such other payments at such times and upon such conditions as are required pursuant to declared immediately due and payable as provided in the Loan Agreement. This Note may be cancelled, amended or supplemented as provided in the Loan Agreement.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived by the Borrower.

     IN WITNESS WHEREOF, MAY PRINTING COMPANY has caused this Note to be executed in its name and on its behalf by its Chairman of the Board and its Vice President by manual signature of said officers, all as of July 1, 1990.

                                             MAY PRINTING COMPANY



                                             By:
                                                -------------------------------
                                                Its:   Vice President


                                             And By:
                                                    ---------------------------
                                                Its:   Chairman of the Board

                                    EXHIBIT A


                               DESCRIPTION OF LAND

PARCEL 1

Lot One (1), Block Two (2), Corporate Woods, according to the plat thereof on file or of record in the office of County Recorder, Stearns County, Minnesota.

PARCEL 2: ADDITIONAL REDEVELOPMENT PROPERTY

That part of Lot 2, Block 2, Corporate Woods, according to the plat thereof, on file and of record in the Office of the County Recorder, Stearns County, Minnesota, that lies westerly of the following described line: Commencing at the northwest corner of said Lot 2: thence South 89 degrees 00 minutes 13 seconds East, plat bearing, along the north line of said Lot 2, a distance of 51.51 feet to the actual point of beginning of the line to be described; thence South 4 degrees 04 minutes 34 seconds West a distance of 100.00 feet; thence South 15 degrees 05 minutes 09 seconds East a distance of 197.72 feet; thence South 4 degrees 46 minutes 54 seconds East a distance of 108.09 feet; thence South 6 degrees 53 minutes 30 seconds East a distance of 285.04 feet; thence South 42 degrees 49 minutes 50 seconds East a distance of ?3.83 feet; thence South 28 degrees 31 minutes 57 seconds East a distance of 39.79 feet to the south line of said Lot 2 and terminating thereat.

ADDITIONAL PERMITTED ENCUMBRANCES (AS DEFINED IN THE 1990 LOAN AGREEMENT):

1. Terms and Conditions of Mississippi River ordinance filed August 30, 1977, in Book 136 of Misc., page 43, as Document Number 481538, which regulates riverland development as to part of Government Lot 1, Section 1, Township 123, Range 28.

2. Reservation of 50% of all oil, gas, and other minerals in or under land together with such easement for ingress, egress, and use of surface which may be necessary to use of same by Burlington Northern, Inc., in abandoned Railroad right of way is limited only with the 100 foot wide strip of the abandoned right of way.

3. Easement for Sanitary Sewer Trunk in favor of the City of St. Cloud as described in Document Number 620717, over the Westerly 30 feet thereof.

4.   Easements for drainage dated September 20, 1988, filed

     September 29, 1988, as nd 646062, in favor of City of St. Cloud.

5.   Real estate taxes payable but not yet delinquent.

6.   Assessments (levied but not yet delinquent) for:

     Improvement No. 8811, principal balance due, $7,406.77 Improvement No. 8821, principal balance due, $6,781.72 Improvement No. 8831, principal balance due, $13,822.41 Improvement No. 8841, principal balance due, $16,989-00 Amount certified to 1990 Taxes: $11,904.11.

7. Assessment Agreement by and among The Housing and Redevelopment Authority in and for the City of St. Cloud, (HRA), May Printing Company and the City Assessor of the City of St. Cloud as filed in the office of the County Recorder, Stearns County,as Document Number_________________.

     Restated Contract for Private Redevelopment dated June 26, 1990 by and between the HRA and May Printing Company, as filed in the office of the County Recorder, Stearns County as Document Number________________.

                                    EXHIBIT B

                 DESCRIPTION OF NEW EQUIPMENT FOR 1990 PROJECT,

DESCRIPTION

Geitz Model FSA 720 Foil Stamping, Embossing and Die Cutting Machine;

Sugand Model NFS-1050 Automatic Die Cutter/Eraser Complete with Shipping
  Station;

A telephone system to be acquired with the proceeds of the 1990 Bonds

Such other personal property, machinery and equipment now or hereafter acquired with the proceeds of the 1990 Bonds loaned to May Printing Company or acquired out of the equity contribution required of May Printing Company pursuant to Sections 3.3 and 4.3 of the 1990 Loan Agreement and 1985 Loan Agreement and all additions improvements, accessions, replacements and substitutions, and all proceeds thereof.

                DESCRIPTION OF EXISTING EQUIPMENT (1985 Project)

DESCRIPTION

One six-color press - L640-111
Serial Number 141
Including:     Komorimatic Dampening, Labor Saving Device, PQC Console, All
               Standard Equipment, Preloader, Compressor, Installation, Warranty and Instruction

Rayse Alsomiser, Oxy Dry Spray, AMJO IR Dryer, Pin Register Svstem, Curostat Static Eliminator, Oxy Dry Ink Agitators, Inland Freight and Local Rigging, Super Blue on Delivery Cylinder.

                                    EXHIBIT C


 The undersigned, being a duly authorized officer of May Printing Company, a Minnesota corporation (the "Borrower"), hereby certifies as follows:

          1. This certificate accompanies the Borrower's request number for _____________ advances under the Loan Agreement dated July 1, 1990 between Borrower and the Minnesota Agricultural and Economic Development Board (the "Board"). Previous to this request for advance the Borrower has received advances of $ _______________________ of Bond Proceeds and $______________________ of Borrower's equity contribution (which was deposited in the Construction Account pursuant to Section 3.3 of the Loan Agreement).

          2.   The presently pending request for advance seeks
$____________________ in Bond Proceeds and $ __________________ in Borrower's
equity contribution.

          3. As of this date, the Project acquired or to be acquired with Bond Proceeds (including the Bond Proceeds requested hereby) have been and/or will be applied as follows:

                                                                      Total
                         Area                                         Cost
                         ----                                         ----

          1.   Corporate, Sales or Research Offices                   _____

          2.   Work-In-Process                                        _____

          3.   Manufacturing Space                                    _____

          4.   Manufacturing Equipment                                _____

          5.   Storage, Shipping & Receiving                          _____

          6.   Common, unallocable costs                              _____

          4. The work-in-process space (#2), manufacturing space (#3) and the manufacturing equipment (#4) are directly related to the day to day core manufacturing operations conducted at the Project.

          5. The total cost of manufacturing equipment and construction costs of the manufacturing and work-in-process space as set forth in #2, #3 and #4 above (i.e. $_______), together with a pro rata share of common costs described in 6 above (i.e. $_______) is $_______. Therefore, at least 75% of the net proceeds of the Bonds (as advanced to and including the date of the presently requested advance and, for such purpose, including the presently requested advance) (i.e. $_______) are properly allocable to the cost of constructing a "manufacturing facility" as defined in Section 144(a)(12)(C) of the Code without taking into account the cost of property which is ancillary to the manufacturing facility as described in clauses (i) and (ii) of such Section 144(a)(12)(C) of the Code.

          6. The activities conducted in the areas set forth in #5 and #6 above are subordinate and integral to the manufacturing facility. Therefore, no more than 25% of the proceeds of the Bonds (as advanced to and including the date of the presently requested advance) (i.e. $_______) will be used to finance such ancillary property.

          7. The Board and the Trustee may rely upon the foregoing certifications in approving any advance requested by Borrower.

                                        MAY PRINTING COMPANY


Date:_______________, 199__             By_________________________________
                                          Its______________________________

                                    EXHIBIT D

                              MAY PRINTING COMPANY


- -----------------------------------------------------------------------------------------------------------------------------
ITEM                                     COST       LOAN-TO-VALUE  BOND PROCEEDS      VALUE           TIF           CASH
- -----------------------------------------------------------------------------------------------------------------------------

Land                                 $  148,500.00  $  510,218.28  $           0    $510,218.28  $           0              0

Equipment                             1,037,315.00   1,037,315.00   1,037,315.00              0              0              0
  Hook-Up                                30,000.00      30,000.00      30,000.00              0              0              0
  Moving                                120,000.00     120,000.00              0              0              0     120,000.00

Phone System                            130,500.00     130,500.00     130,500.00              0              0              0

Modular Panels                          165,000.00     165,000.00     129,782.99              0              0      35,217.01

Consulting Services                      56,591.00**            0              0              0              0      56,591.00

Appraisal                                 3,600.00*      3,600.00              0              0              0       3,600.00

Architect                                18,267.75*     18,267.75              0              0              0      18,267.75

Landfill                                 10,000.00*     10,000,00              0              0              0      10,000.00

Survey                                    1,179.00*      1,179.00              0              0              0       1,179.00

Building Planning                         2,395.00*      2,395.00              0              0              0       2,395.00

Mueller/Blueprints                          295.24*        295.24              0              0              0         295.24

Environmental Study                       2,000.00       2,000.00              0              0              0       2,000.00

St. Cloud Township                        1,000.00*      1,000.00              0              0              0       1,000.00

Abstract                                    200.00         200.00              0              0              0         200.00

Title Insurance                           4,676.00       4,676.00              0              0              0       4,676.00

Legal Fees                               10,000.00      10,000.00              0              0              0      10,000.00

Construction Interest                   128,700.00     128,700.00     128,700.00              0              0              0

Loan Points                              27,500.00      27,500.00      27,500.00              0              0              0

Construction Closing                        500.00         500.00              0              0              0         500.00

Mortgage Registration                     6,000.00       6,000.00              0              0              0       6,000.00

Architect                                16,732.25      16,732.25      16,732.25              0              0              0

Builders Risk                             3,000.00       3,000.00       3,000.00              0              0              0

Building Permits                          7,635.00       7,635.00       7,635.00              0              0              0

Surveyor                                  2,100.00       2,100.00       2,100.00              0              0              0

Blue Printing                               300.00         300.00         300.00              0              0              0

Soil Boring/Testing                       6,995.00       6,995.00       6,995.00              0              0              0

Temporary Water                           1,000.00       1,000.00       1,000.00              0              0              0

Temporary Electricity                     2,000.00       2,000.00       2,000.00              0              0              0

Barricades                                1,500.00       1,500.00       1,500.00              0              0              0

Building Design                           5,000.00       5,000.00       5,000.00              0              0              0

Plant Layout                             10,000.00      10,000.00      10,000.00              0              0              0

Site Work                               110,100.00     110,100.00              0              0     110,100.00              0

Sewer and Water                           6,170.00       6,170.00       6,170.00              0              0              0

Landscaping                              17,947.00      17,947.00      17,947.00              0              0              0

Blacktop/Stripe Parking Lots             42,700.00      42,700.00      42,700.00              0              0              0

Footing/Floors                          180,859.60     180,859.60     171,909.60              0       8,950.00              0

Masonry Precast                         698,649.00     698,649.00     698,649.00              0              0              0



- -----------------------------------------------------------------------------------------------------------------------------
ITEM                                     COST       LOAN-TO-VALUE  BOND PROCEEDS      VALUE           TIF           CASH
- -----------------------------------------------------------------------------------------------------------------------------

Plumbing                                 86,300.00      86,300.00      86,300.00              0              0              0

Sprinkler (fire)                         51,740.00      51,740.00      51,740.00              0              0              0

Electrical                              212,201.00     212,201.00     200,751.00              0      11,450.00              0

Mechanical                              164,450.00     164,450.00     164,450.00              0              0              0

Energy Management                        17,290.00      17,290.00      17,290.00              0              0              0

Humidification                           16,450.00      16,450.00      16,450.00              0              0              0

Roofing & Insulation                    105,439.00     105,439.00     105,439.00              0              0              0

Interior Finishes                        63,409.59      63,409.59      63,409.59              0              0              0

Overhead Doors                           21,032.00      21,032.00      21,032.00              0              0              0

Loading Dock Equip.                      25,556.00      25,556.00      25,556.00              0              0              0

Glass & Entry Doors                      36,666.00      36,666.00      36,666.00              0              0              0

Misc. Interior                           27,670.00      27,670.00      27,670.00              0              0              0

Misc. Building Items                     79,540.00      79,540.00      79,540.00              0              0              0

Contractor Items/
  Construction Management               326,671.00     326,671.00     326,671.00              0              0              0

Additional Equipment/
  Other Items                            74,286.31      74,286.31              0              0              0      74,286.31

Issuance Costs                          187,200.00     187,200.00      84,100.00              0              0     103,100.00
                                      ------------   ------------   ------------     ----------     ----------     ----------

  SUBTOTAL                           $4,512,807.20  $4,817,934.50  $3,784,500.00    $510,218.28    $130,500.00    $449,307.50

Escrow                                  420,500.00     420,500.00     420,500.00              0              0              0
                                      ------------   ------------   ------------     ----------     ----------     ----------

  TOTAL                              $4,933,307.20  $5,238,434.50  $4,205,000.00    $510,218.28    $130,500.00    $449,307.50
                                      ------------   ------------   ------------     ----------     ----------     ----------
                                      ------------   ------------   ------------     ----------     ----------     ----------

**$35,566 has been paid prior to inducement.
 *Other prepaid items prior to inducement.


                                                              EXECUTION COPY

                        FIRST AMENDMENT TO LOAN AGREEMENT
                             (SERIES 1990 B, LOT 1)


      THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of this 31st day of December, 1993, among the Minnesota Agricultural and Economic Development Board, as the statutory successor to the Minnesota Energy and Economic Development Authority ("Authority") (collectively herein, such Board and Authority shall be referred to as the "Authority"), May Printing Company, a Minnesota corporation ("May") and Merrill Acquisition Corp., a Minnesota corporation (the "Borrower"), as successor to May is being entered into to amend and modify certain provisions of the Loan Agreement dated as of July 1, 1990 (the "Loan Agreement"), by and between the Authority and May, under which May was provided a loan in the original principal amount of $4,205,000; and

      WHEREAS, the Borrower has entered into an agreement to purchase substantially all of the operating assets and selected liabilities of May pursuant to that certain Asset Purchase Agreement dated December 31, 1993 (the "Asset Purchase Agreement"); and

      WHEREAS, in connection with the Asset Purchase Agreement, the Borrower has agreed, subject to the approval of the parties to the Loan Agreement, to assume the obligations of May under the Loan Agreement; and

      WHEREAS, May and the Borrower have requested that the Authority enter into this Second Amendment to Loan Agreement to make certain changes and modifications to the Loan Agreement so as to reflect the obligations under the Loan Agreement by the Borrower and to incorporate such other changes as are necessary to reflect the financial position of the Borrower, all of which are not prejudicial to the rights or security of the holders of the various lots of bonds issued under the Authority's Small Business Development Loan Program revenue bonds, the general bond resolution adopted initially on September 26, 1984, and as thereafter amended (the "General Bond Resolution"); and

      WHEREAS, the Authority approved Resolution 93-230 on December 30, 1993, approving this First Amendment of the Loan Agreement;

      NOW, THEREFORE, the parties hereby desire to amend the Loan Agreement, and hereby covenant and agree as follows:

      SECTION 1. For purposes of this First Amendment to Loan Agreement, and the Loan Agreement, as amended hereby, the following terms shall have the meanings set forth below:

            AUTHORITY means the Minnesota Agricultural and Economic Development Board, as the statutory successor to the Minnesota Energy and Economic Development Authority, constituted as an authority to act on behalf of the State within the scope of the powers granted to it in the act and created by the act, or any successor thereto.

            BORROWER means: (i) Merrill Acquisition Corp., a Minnesota corporation duly organized and existing under the laws of the State of Minnesota, and its successors and assigns; and (ii) any surviving, resulting, or transferee corporation, as provided for in Section 8.3 of the Loan Agreement.

            GUARANTOR means Merrill Corporation, a Minnesota corporation, and any substitute Guarantors accepted by the Authority pursuant to the provisions of the guaranty, and its successors and assigns.

            GUARANTY means the agreement by and between the Guarantor and the Authority, dated as of the date of this First Amendment to Loan Agreement, by which the Guarantor unconditionally and absolutely guarantees to the Authority the full and prompt payment, when due, of all amounts payable by the Borrower under the Loan Agreement, as amended hereby, and the Note, when and as the same may be due, whether by acceleration or otherwise, and the performance obligations of the Borrower thereunder.

            Any term not defined herein shall have the meaning given thereto in the Loan Agreement.

      Section 2. The Borrower (as hereinbefore defined) hereby assumes all of the obligations of and restrictions of the Borrower under the Loan Agreement, as amended by this First Amendment to Loan Agreement, and the Note (as defined in the Loan Agreement) and any other agreement securing the Borrower's performance of its obligations under the Loan Agreement, as amended by this First Amendment to Loan Agreement.

      SECTION 3. In Section 8.3 of the Loan Agreement, entitled "Borrower to Maintain its Existence; Conditions Under Which Exceptions Permitted," subsection (d) is replaced in its entirety, to read as follows:

      that immediately after the consummation of the transaction, and after giving effect thereto, the surviving, resulting, or transferee corporation or if guaranteeing such entity's obligations hereunder, its corporate parent (as the case may be) shall have a Net Worth at least equal to the Net Worth of the Borrower (which term shall refer only to the entity which was the Borrower immediately prior to such transaction) immediately prior to the transaction, . . .

      SECTION 4. In Section 8.5 of the Loan Agreement, entitled "Books of Record and Account; Financial Statements," subsection (b) is hereby amended to add the following clause at the beginning:

      Unless the Guarantor's Net Worth exceed $25,000,000, . . .

    SECTION 5.  In Section 8.10 of the Loan Agreement, entitled
"Assignment and Leasing," subsection (a) and (a)(ii) are hereby replaced in its entirety, to read as follows:

            "(a) This Agreement may be assigned in whole or in part, and the Project may be leased as a whole or in part by the Borrower, and the Borrower may engage in a sale and lease back of the Project, but only with the written consent of the Authority and the Trustee, and provided further that:....

                  (ii) The assignee or lessee under any transaction other than a sale and leaseback transaction shall assume the obligations of the Borrower hereunder to the extent of the interest assigned or leased."

      SECTION 6. In Section 8.13 of the Loan Agreement, entitled "Liens and Encumbrances," subsection (a) is replaced in its entirety, to read as follows:

      "Except during any period during which Guarantor has a Net Worth of at least $25,000,000, during the Loan Term, and subject to the provisions of Section 5.4 of this Agreement, the Borrower shall not permit, create, or suffer to be permitted or created, any lien except for the Permitted Encumbrances, upon the security property or any part thereof, nor may the Borrower assign, sell, or otherwise dispose of the security property or any part thereof, without the prior written consent of the Authority and the Trustee. Any such lien, if nonetheless created or permitted, shall be discharged by the Borrower forthwith."

      SECTION 7. In Section 8.20 of the Loan Agreement, entitled "Certain Financial Covenants," subsections (a) and (b) are hereby replaced in their entirety with the following:

            (a) Except during any period which the Guarantor has a Net Worth of at least $25,000,000 during the Loan Term and as of the date of the calculation, the Borrower shall maintain a net worth of not less than $3,000,000.

            (b) Except during any period which the Guarantor has a Net Worth of at least $25,000,000, during the Loan Term and as of the date of any calculation, the Borrower shall maintain a ratio of earnings before paying interest on all of its Indebtedness, taxes, and making allowance for depreciation and amortization (all in accordance with generally accepted accounting principles) to regularly scheduled payments of principal and interest on all Funded Indebtedness of the Borrower, averaged for the last three full fiscal years of the Borrower of at least 1.5 to 1.0.

      SECTION 8. Section 8.21 of the Loan Agreement, entitled "Covenant Against Loans, Dividends, etc.," is hereby replaced in its entirety to read as follows:

      The Borrower covenants and agrees that it will not, except during any period during which the Guarantor has a Net Worth of at least $25,000,000, without the prior written consent of the Authority, pay or declare any dividends on any class of its capital stock or make any loans or transfer title to any of its assets to any officer or stockholder of the Borrower, in an amount or at fair market value in the aggregate in excess of $0.00 in any single fiscal year of the Borrower.

      SECTION 9. Section 8.22 of the Loan Agreement, entitled "Covenant Against Redemption of Stock," is hereby replaced in its entirety to read as follows:

      Except during any period during which the Guarantor has a Net Worth of at least $25,000,000, the Borrower covenants and agrees that it will not, without the prior written consent of the Authority, which consent shall not be unreasonably withheld, redeem any capital stock of the Borrower or purchase any treasury stock of the Borrower.

      SECTION 10. Section 8.23 of the Loan Agreement, entitled "Covenant Against Unreasonable Compensation," is hereby replaced in its entirety to read as follows:

      Except during any period during which the Guarantor has a Net Worth of at least $25,000,000, the Borrower covenants and agrees that it will not pay directors' or officers' salaries or provide any form of compensation to its directors or officers in excess of that reasonable for the services rendered. For purposes of this provision, base salary for each of the senior managers of the Borrower not in excess of $300,000 per fiscal year, plus additional compensation which would not be nondeductible under Section 162(m) of the Code shall not be deemed to be unreasonable.

      Section 11. Section 8.25 of the Loan Agreement, "Vacant Positions" is hereby replaced in its entirety to read as follows:

      Borrower agrees to list any vacant or new positions at the Project with the Job Services of the Commissioner of Jobs and Training or a local service unit as required by MINNESOTA STATUTES, Section 268.66.

      SECTION 12. AUTHORITY FOR FIRST AMENDMENT TO LOAN AGREEMENT. This First Amendment to Loan Agreement is being entered into without need for the consent of the holders of any Bond issued under the General Bond Resolution being attained pursuant to Section 12.4 of the Loan Agreement and Section 6.08 of the General Bond Resolution. The Borrower hereby represents that the amendments to the Loan Agreement set forth in this First Amendment to Loan Agreement will not impair or materially adversely affect in any manner, the rights or security of the bondholders of the Related Lot of Bonds.

      SECTION 13. DELIVERY OF DOCUMENTATION. The Borrower agrees to execute and deliver to the Authority any and all documents, amendments to documents, filings, and notices as reasonably requested by the Authority to memorialize this First Amendment and provide notice as required under law or as deemed appropriate by the Authority.

      SECTION 14. NO FURTHER MODIFICATIONS OR REVISIONS. Except as amended hereby, the Loan Agreement and all bond documents issued thereunder, as they relate thereto, shall remain in full force and effect.

      SECTION 15. EFFECTIVENESS. This First Amendment shall become effective upon the closing of the Asset Purchase Agreement.

      IN WITNESS WHEREOF, the Authority, the Borrower and May have caused this First Amendment to Loan Agreement to be executed in their respective names as of the date first above written.

                                    MINNESOTA AGRICULTURAL AND ECONOMIC
                                    DEVELOPMENT BOARD, as statutory successor to the Minnesota Energy and Economic Development Authority



                                    By: /s/ Paul Moe
                                       ----------------------------------------
                                       Its Executive Director




                                    MERRILL ACQUISITION CORP.



                                    By: /s/ John B. McCain
                                       ----------------------------------------
                                       Its Chief Financial Officer





                                    MAY PRINTING COMPANY



                                    By: /s/ John E. Caye
                                       ----------------------------------------
                                       Its President


Signature page of the First Amendment to Loan Agreement among the Minnesota Agricultural and Economci Development Board, Merrill Acquisition Corp. and May Printing Company dated as of December 31, 1993
                                       - 5 -